                                                                  EXHIBIT (a)(1)

                                  [ARRIS LOGO]

                                ARRIS GROUP, INC.

                                OFFER TO EXCHANGE
        CERTAIN OUTSTANDING STOCK OPTIONS FOR SHARES OF RESTRICTED STOCK

    THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA,
          GEORGIA TIME, ON JULY 25, 2003, UNLESS THE OFFER IS EXTENDED.

         ARRIS Group, Inc. (which we refer to as "ARRIS," "we," or "us") is offering all eligible employees the opportunity to exchange certain outstanding stock options for restricted shares of our common stock, which we refer to as "restricted stock." The restricted stock will be issued under the ARRIS Group, Inc. 2002 Stock Incentive Plan, which we refer to as the "2002 Stock Incentive Plan," and under the ARRIS Group, Inc. 2001 Stock Incentive Plan, which we refer to as the "2001 Stock Incentive Plan."

         You are eligible to participate in the offer if you (1) are an active employee of ARRIS or one of its "eligible subsidiaries" (described in Section 1 of this offer to exchange) on the exchange date, as described below and (2) hold "eligible options," as described below. In addition to those active employees located in the United States, active employees located in Chile, Japan, The Netherlands and Spain also are eligible to participate, subject to applicable law. Our Board of Directors and our eight most highly compensated executive officers during 2002 are not eligible to participate in the offer.

         All eligible options were granted under the 2001 Stock Incentive Plan, the ANTEC Corporation 2000 Stock Incentive Plan (the "2000 Incentive Plan"), the ANTEC Corporation 2000 Mid-Level Stock Option Plan (the "Mid-Level Plan"), the ANTEC Corporation 1997 Stock Incentive Plan (the "1997 Incentive Plan"), and the ANTEC Ltd. 1993 Employee Stock Incentive Plan (the "1993 Incentive Plan" and together with the 2001 Stock Incentive Plan, the 2000 Incentive Plan, the Mid-Level Plan, and the 1997 Incentive Plan, our "equity incentive plans"). If you elect to exchange any of your eligible options, you must exchange ALL of them.

         If you are an eligible employee, you may elect to exchange your eligible options at any time prior to 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003 (such time and date, or such later time and date to which we extend the offer as described herein, the "expiration date"), by following the procedures listed in Section 3 of this offer to exchange. We refer to this offer to exchange and the accompanying Election Form, together with any amendments or supplements, as the "offer."

         The offer is not conditioned upon a minimum number of options being tendered for exchange. The offer is, however, subject to other conditions, which we describe in Section 6 of this offer to exchange. Upon the terms and subject to the conditions of the offer, if we elect to accept any tendered options, we will accept all validly tendered eligible options for exchange and cancel all validly tendered eligible options. The effective grant date for the shares of restricted stock will be the first business day following the expiration date (the "exchange date") unless, in accordance with the conditions set forth in
Section 6, we reject all tendered options.

         Through the offer, eligible employees may exchange the options described in the table below (collectively, "eligible options") for shares of restricted stock that will be issued under the 2002 Stock Incentive Plan and the 2001 Stock Incentive Plan. The shares of restricted stock will be subject to forfeiture and other restrictions until they vest. The restricted stock will be subject to the terms of a restricted share grant agreement between each tendering option holder and ARRIS, a form of which is attached hereto as Appendix B.

         The number of shares of restricted stock you receive will be determined by (1) dividing the number of options you tender for exchange in each class of eligible options by the exchange ratio for that class (as set forth in the table below), and (2) then adding the results for all of those classes (rounded up to the nearest whole share). An example of this calculation is provided in Question 9 of the "Summary Term Sheet." The eligible classes of options and their applicable exchange ratios are provided in the table below. We determined the exchange ratios to be used in the Exchange Program based on the average of the closing price of the common stock over a period of 10 consecutive trading days ending immediately prior to the commencement of the Exchange Program.

CLASS OF OPTION     RANGE OF EXERCISE PRICE    EXCHANGE RATIO
-------------------------------------------------------------
Class A                  $8.00 to $8.99          2.75 to 1
-------------------------------------------------------------
Class B                  $9.00 to $9.99          3.00 to 1
-------------------------------------------------------------
Class C                  $10.00 or more(1)       3.00 to 1
-------------------------------------------------------------

              (1) On August 6, 2001, truncated stock options, which are linked to previously outstanding stock options with exercise prices $15.00 and higher, were granted at an exercise price of $10.20 per share. These options expire shortly after the price of a share of common stock reaches the exercise price of the original linked options. As a condition of the exchange, participants will be asked to voluntarily surrender their truncated options and the original linked options, and receive a number of restricted shares based on the number of truncated options held only. Since the economic effect to an optionee holding a truncated option when combined with the original linked option is similar to holding an option at $10.20 per share with no early expiration for stock price movement, it would be inappropriate to apply the exchange rate to the number of options covered by both the truncated and original option. See Question 8 of the "Summary Term Sheet" for more information regarding the treatment of truncated options in the Exchange Offer.

         For a more detailed table of the options eligible for exchange, see Appendix A to this offer to exchange. In addition, you received a personalized Grants Eligible for Exchange Report that sets forth all of your eligible options and their applicable exchange ratios.

         All eligible options have exercise prices in excess of $8.00 per share. In the event the closing price of our common stock on the expiration date is in excess of the exercise price of any otherwise eligible option, such option will not be eligible for exchange in the offer.

         As long as you remain employed with ARRIS or one of its eligible subsidiaries, the shares of restricted stock will vest in four annual installments. Twenty-five percent (25%) will vest on each anniversary of the exchange date beginning on the one-year anniversary of the exchange date. THE PRIOR VESTING OF YOUR ELIGIBLE OPTIONS WILL NOT IMPACT THE VESTING OF YOUR RESTRICTED STOCK. THE VESTING PERIOD FOR THE RESTRICTED STOCK BEGINS ON THE EXCHANGE DATE. HOWEVER, IF YOUR EMPLOYMENT IS TERMINATED AS A RESULT OF YOUR DEATH OR DISABILITY, ALL OF YOUR SHARES WILL VEST. IF YOUR EMPLOYMENT IS TERMINATED WITHOUT CAUSE PRIOR TO THE FIRST VESTING DATE, YOUR SHARES OF RESTRICTED STOCK WILL VEST TWENTY-FIVE PERCENT (25%).

         Any options you hold other than your eligible options will remain outstanding whether or not you participate in the offer. If you choose not to participate in the offer, all of your existing options will remain outstanding and will be governed by their original terms.

         If your employment is terminated for any reason after you tender eligible options, but prior to the expiration date, your participation in the offer automatically will be cancelled, and you will not receive any shares of restricted stock. In this case, your eligible options will be treated as if they had not been tendered, and your options will remain outstanding and will be governed by their original terms, including any termination provisions contained in your existing award agreements.

         We recognize that the decision to participate in the offer is an individual one that should be based on a variety of factors. Accordingly, although our Board of Directors and Compensation Committee have authorized the offer, neither ARRIS, our Board of Directors nor our Compensation Committee makes any recommendation as to whether you should tender your eligible options for exchange. You are urged to evaluate carefully all of the information in the offer and to consult your personal advisors if you have any questions about your financial or tax situation.

         We have arranged for The Cafaro Group, UBS, a financial services company, to be available to answer your questions and to assist you in your decision to participate in the offer, however they will not provide any tax advice to you. You may contact representatives of The Cafaro Group at 1-800-444-4866. Please note that, while we are not paying a fee to The Cafaro Group for these specific services, we pay fees to The Cafaro Group for providing regular advice to us in connection with our pension benefit plans. The Cafaro Group is performing these services for your benefit and not for our benefit and we have not authorized The Cafaro Group to make any representations or statements on our behalf. As a result, we are only responsible for the information contained in this document or to which we have referred you.

         Shares of our common stock are listed on the Nasdaq National Market System under the symbol "ARRS." On June 25, 2003, the last sale price of our common stock as reported on the Nasdaq National Market was $5.25 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to exchange your eligible options.

         You may direct questions about the offer or requests for assistance or for additional copies of this offer to exchange, the accompanying Election Form, or other materials relating to the offer to us at ARRIS Group, Inc. at the following address and telephone number: ARRIS Group, Inc., 11450 Technology Circle, Duluth, Georgia 30097, Attention: Bob Halbert, VP Human Resources, telephone (678) 473-8332.

                                    IMPORTANT

         If you wish to tender your eligible options for exchange, your properly completed Election Form must be RECEIVED by us no later than 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003 (or such later time and date if we extend the offer). Your election must be made in one of the following ways:

         - BY INTRANET. Employees may elect to tender eligible options by properly completing the Election Form located on the Human Resources page of the ARRIS Group, Inc. Intranet. The Intranet includes instructions on how to elect to tender your eligible options. You may access the ARRIS Group Exchange Program Link at http://intranet.arrisi.com/depts/hr.

         - BY FACSIMILE. All eligible employees may elect to tender eligible options by faxing their properly completed and duly executed Election Form to ARRIS Group, Inc., Human Resources Department, Attention: Bob Halbert, VP Human Resources, Facsimile Number (678) 473-8198.

         - BY MAIL. All eligible employees may elect to tender eligible options by mailing their properly completed and duly executed Election Form to the following address:

                                ARRIS Group, Inc.
                           Human Resources Department
                             11450 Technology Circle
                              Duluth, Georgia 30097
                   Attention: Bob Halbert, VP Human Resources
                             Option Exchange Program

         WE STRONGLY ENCOURAGE you to make your election through the Exchange Program Link on the ARRIS Group, Inc. Intranet located at http://intranet.arrisi.com/depts/hr to eliminate the need to deliver your written Election Form to us. Please refer to Section 3 of the offer to exchange for a discussion of the procedures for making a proper election regarding your eligible options.

         We are not aware of any jurisdiction where the making of the offer violates applicable law. If we become aware of any jurisdiction where the making of the offer violates applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders of eligible options be accepted from, the option holders residing in such jurisdiction.

         WE HAVE NOT AUTHORIZED ANY PERSON, INCLUDING THE CAFARO GROUP, TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR ELIGIBLE OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE, INCLUDING THE CAFARO GROUP, TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

         This document constitutes part of the prospectus relating to the 2002 Stock Incentive Plan and the 2001 Stock Incentive Plan covering securities that have been registered under the Securities Act of 1933.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER TO EXCHANGE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this offer to exchange is June 27, 2003.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
SUMMARY TERM SHEET...............................................................................................    ii

CERTAIN RISKS OF PARTICIPATING IN THE OFFER.......................................................................    1

THE OFFER.........................................................................................................    7

         1.  NUMBER OF OPTIONS; ELIGIBILITY; EXPIRATION DATE......................................................    7

         2.  PURPOSE OF THE OFFER.................................................................................    9

         3.  PROCEDURES FOR ELECTING TO EXCHANGE ELIGIBLE OPTIONS................................................    10

         4.  WITHDRAWAL RIGHTS...................................................................................    12

         5.  ACCEPTANCE OF ELIGIBLE OPTIONS FOR EXCHANGE AND ISSUANCE OF RESTRICTED STOCK........................    13

         6.  CONDITIONS TO THE OFFER.............................................................................    13

         7.  PRICE RANGE OF OUR COMMON STOCK.....................................................................    15

         8.  SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF THE RESTRICTED STOCK...................................    16

         9.  INFORMATION ABOUT ARRIS GROUP, INC..................................................................    18

         10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS ABOUT THE OPTIONS................    20

         11. STATUS OF OPTIONS ACCEPTED FOR CANCELLATION BY US IN THE OFFER;
             ACCOUNTING CONSEQUENCES OF THE OFFER ...............................................................    21

         12. LEGAL MATTERS; REGULATORY APPROVALS.................................................................    21

         13. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.......................................................    22

         14. NON-U.S. TAX CONSEQUENCES...........................................................................    22

         15. EXTENSION OF THE OFFER; TERMINATION; AMENDMENT......................................................    22

         16. FEES AND EXPENSES...................................................................................    23

         17. ADDITIONAL INFORMATION..............................................................................    24

         18. FORWARD-LOOKING STATEMENTS..........................................................................    25

         19. MISCELLANEOUS.......................................................................................    25

                               SUMMARY TERM SHEET

         The following are answers to some of the questions that you may have about the offer. Since the information in this summary is not complete, we urge you to read carefully the remainder of this offer to exchange and the accompanying Election Form. In addition, we urge you to read carefully the section entitled "Certain Risks of Participating in the Offer" that immediately follows this Summary Term Sheet. Where appropriate, we have included references to relevant sections of this offer to exchange where you can find a more complete description of the topics in this summary.

Q.1.     WHAT IS THE OFFER?

         We are offering you, as an eligible employee, the opportunity to make a one-time election to cancel all of your eligible stock options and exchange them for proportionally fewer shares of restricted stock. These new grants of restricted stock will be effective as of the first business day after the offer expires. Participation in the offer is completely voluntary.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date," on page 7 for an explanation of the offer.

Q.2.     WHY ARE WE MAKING THE OFFER?

         The severe economic slowdown over the past two years in the telecommunications sector and among technology companies in general has resulted in a significant number of our employees, including you, holding stock options with exercise prices that greatly exceed the current market price of our common stock. Our stock has been trading at levels below the exercise price of a vast majority of the outstanding options currently held by our employees ("underwater options"). For our equity incentive awards to enhance long-term stockholder value, you must feel that these awards provide an opportunity, through your efforts, to realize value within a reasonable period of time. Underwater options are of no value to you unless and until the market price of our stock exceeds the exercise price of such options. By making this offer, we intend to provide you with the benefit of holding shares of restricted stock, as opposed to underwater options, that have value regardless of the market price of our common stock and have the potential to increase in value with appreciation in the market price of our common stock. Although we understand the decision to participate in the offer is a personal decision, we believe the offer will create an immediate, financial incentive for key employees like you to remain with us and contribute to the attainment of our business and financial objectives.

         Please refer to Section 2, entitled "Purpose of the Offer," on page 9 for an explanation of the purposes of the offer. You should also refer to the section entitled "Certain Risks of Participating in the Offer" on page 1.

Q.3. WHAT IS THE DIFFERENCE BETWEEN A STOCK OPTION AND A SHARE OF RESTRICTED STOCK?

         Your stock options provide you the right to buy a share of our common stock at a fixed price, typically the fair market value on the date the option is granted. Outright ownership of the stock occurs only if you exercise the option by purchasing the stock at the fixed grant price. Accordingly, the value realized on exercise is the difference between the fixed grant price and the market price of the stock when the option is exercised.

         Restricted stock is stock that will be owned immediately, with immediate value based on the current market price. Restricted stock, however, is subject to forfeiture and is not freely transferable until predetermined vesting conditions are met. Typically, vesting depends on continued employment for a specified time period. Unlike stock options, a holder does not pay a purchase price for restricted stock. Accordingly, the value is the fair market value of the restricted stock at the time it vests.

         Please refer to Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, for a description of the 2002 Stock Incentive Plan, the 2001 Stock Incentive Plan and the terms of the restricted stock.

Q.4.     WHO MAY PARTICIPATE IN THE OFFER?

         Employees who hold eligible options and who are active employees of ARRIS or one of its eligible subsidiaries throughout the exchange process may participate in the offer. An eligible subsidiary is one in which ARRIS owns at least a 50% controlling interest (other than Electronic System Products, Inc.). The offer is not open to our Board of Directors or our eight most highly compensated executive officers during 2002.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date - Eligibility," on page 7 for additional information.

Q.5.     IS THE OFFER OPEN TO ELIGIBLE EMPLOYEES IN ALL COUNTRIES?

         In addition to active U.S. Employees, active employees located in Chile, Japan, The Netherlands and Spain also are eligible to participate in the offer, subject to applicable law.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date - Eligibility," on page 7, and Section 14, entitled "Non-U.S. Tax Consequences," beginning on page 22, for additional information.

Q.6.     WHAT STOCK OPTIONS ARE ELIGIBLE FOR EXCHANGE?

         Outstanding options granted to eligible employees under the 2001 Stock Incentive Plan, the 2000 Incentive Plan, the Mid-Level Plan, the 1997 Incentive Plan and the 1993 Incentive Plan with exercise prices above $8.00 may be exchanged for a lesser number of shares of restricted stock.

         IN THE EVENT THE CLOSING PRICE OF OUR COMMON STOCK ON THE EXPIRATION DATE IS IN EXCESS OF THE EXERCISE PRICE OF ANY OTHERWISE ELIGIBLE OPTION, SUCH OPTION WILL NOT BE ELIGIBLE FOR EXCHANGE IN THE OFFER.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date," on page 7 for a description of the options eligible for exchange through the offer, and Appendix A of this offer to exchange, for a more detailed statement of the options eligible for exchange through the offer.

Q.7.     HOW CAN I FIND OUT HOW MANY OF MY OPTIONS ARE ELIGIBLE TO BE EXCHANGED?

         Included with this offer to exchange, is a personalized Grants Eligible for Exchange Report setting forth how many of your options are eligible to be exchanged through the offer.

Q.8.     WHAT ARE TRUNCATED OPTIONS AND HOW WILL THEY BE TREATED IN THE
         EXCHANGE?

         On August 6, 2001, truncated stock options, which are linked to previously outstanding stock options with exercise prices $15.00 and higher, were granted at an exercise price of $10.20 per share. These options were granted to former employees of ANTEC Corporation who became employees of ARRIS upon the completion of the reorganization of ANTEC and Arris Interactive L.L.C. in August 2001. These options expire shortly after the price of a share of common stock reaches the exercise price of the original linked options. As a condition of the exchange, participants will be asked to voluntarily surrender their truncated options and the original linked options, and receive a number of restricted shares based on the number of truncated options held only. Since the economic effect to an optionee holding a truncated option when combined with the original linked option is similar to holding an option at $10.20 per share with no early expiration for stock price movement, the truncated option and original linked option are treated as a single option for purposes of the exchange offer.

Q.9. HOW MANY SHARES OF RESTRICTED STOCK WILL I RECEIVE IN EXCHANGE FOR ELIGIBLE OPTIONS THAT I TENDER?

         The number of shares of restricted stock you will receive in exchange for your eligible options will be determined by the exchange ratio of each eligible option you hold. The exchange ratio for a given eligible option is the ratio that determines the number of eligible options you must surrender in order to receive one share of restricted stock. Accordingly, the number of shares of restricted stock you will receive for your eligible options will be determined by (1) dividing the number of options that you tender by the exchange ratio for that eligible option, and (2) then adding the number of shares of restricted stock for all such eligible options (rounded up to the nearest whole share). The eligible classes of options and their applicable exchange ratios are provided in the table below. We determined the actual exchange ratios to be used in the Exchange Program based on the average of the closing price of the common stock over a period of 10 consecutive trading days ending immediately prior to the commencement of the Exchange Program.

CLASS OF OPTION     RANGE OF EXERCISE PRICE    EXCHANGE RATIO
-------------------------------------------------------------
Class A                  $8.00 to $8.99           2.75 to 1
-------------------------------------------------------------
Class B                  $9.00 to $9.99           3.00 to 1
-------------------------------------------------------------
Class C                  $10.00 or more(1)        3.00 to 1
-------------------------------------------------------------

   (1) See Q.8. for information regarding the treatment of truncated options.

         For a more detailed table of the options eligible for exchange, see Appendix A to this offer to exchange. In addition, you received a personalized Grants Eligible for Exchange Report that sets forth all of your eligible options and their applicable exchange ratios.

         For example, if you tender 1,000 Class A options with an exercise price per share of $8.00, and 500 Class C options with an exercise price per share of $10.00, then:

         -        with respect to your Class A options:

                           - the number of your Class A options (1,000) divided by,

                           -        the exchange ratio for Class A options of
                                    2.75 (i.e., 2.75 options surrendered for every 1.0 share of restricted stock awarded), will

                           - result in 363.63 shares of restricted stock being granted to you.

         -        with respect to your Class C options:

                           - the number of your Class C options (500) divided by,

                           -        the exchange ratio for Class C options of
                                    3.00 (i.e., 3.00 options surrendered for every 1.0 share of restricted stock awarded), will

                           - result in 166.66 shares of restricted stock being granted to you.

         - Therefore, you will receive a total of 531 shares of restricted stock (the sum of 363.63 and 166.66, rounded up to the nearest whole share) in exchange for your 1,500 eligible options.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date - Exchange of Eligible Options for Restricted Stock," on page 8,
Section 5, entitled "Acceptance of Eligible Options for Exchange and Issuance of Restricted Stock," on page 13, and Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, for additional information.

         You will not be required to pay cash for the shares of restricted stock you receive through the offer. However, please refer to Section 13, entitled "Material U.S. Federal Income Tax Consequences," on page 22 for a discussion of the U.S. tax consequences of your receipt of, as well as the vesting of, shares of restricted stock.

Q.10.    HOW WERE THE EXCHANGE RATIOS FOR THE ELIGIBLE OPTIONS DETERMINED?

         The exchange ratio for a given class of eligible options is the ratio that determines the number of eligible options you must surrender in order to receive one share of restricted stock. The exchange ratio for each class of options was computed using the Black-Scholes valuation model, which is a recognized method for determining the value of derivative securities like stock options. Based on the Black-Scholes value (and adjustments reflecting the fact that, unlike stock options, shares of restricted stock have intrinsic value) for each option grant, and the average of the closing prices of our common stock during the 10 consecutive trading days ending immediately prior to the commencement of the offer, we determined an exchange ratio for each class of eligible options that is intended to deliver restricted shares with a value approximately equal to that of the options being replaced. In every case, you will surrender more than one eligible option to receive a single new share of restricted stock.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date - Exchange of Eligible Options for Restricted Stock," on page 7, for additional information. You also should refer to the section entitled "Certain Risks of Participating in the Offer" on page 1.

         WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS FOR SHARES OF RESTRICTED STOCK.

Q.11.    WHEN DO SHARES OF RESTRICTED STOCK VEST?

         Your grant of restricted stock will be effective as of the first business day after the offer expires, which we refer to as the "exchange date." So long as you remain employed with ARRIS or one of its eligible subsidiaries, the restricted stock you receive through the offer will vest in four annual installments. Twenty-five percent (25%) will vest on each anniversary of the exchange date beginning on the one-year anniversary of the exchange date.

         The vesting period for restricted stock received through the offer starts on the exchange date. The prior vesting of your eligible options will not impact the vesting schedule of your restricted stock. However, if your employment is terminated as a result of your death or disability, all of your shares will vest. If your employment is terminated without cause prior to the first vesting date, your shares of restricted stock will vest twenty-five percent (25%).

         Please refer to Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16 and Section 13, entitled "Material U.S. Federal Income Tax Consequences," on page 22.

Q.12.    WHAT ARE THE OTHER RESTRICTIONS ON RESTRICTED STOCK?

         The restrictions on the restricted stock that you will receive through the offer will be contained in the restricted share grant agreement between you and us, the form of which is attached to this offer to exchange as Appendix B. The shares of restricted stock you receive may not be sold, transferred, assigned, pledged, encumbered or disposed of until the stock vests. Before the shares of restricted stock vest, they will be held in escrow with the Secretary of ARRIS Group, Inc. Upon vesting and your satisfaction of required FICA and Medicare withholding tax obligations, which will be satisfied from your current payroll and recorded on our payroll system, your shares of restricted stock will be released from our custody and sent to your address of record.

         Please refer to Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, and Section 13, entitled "Material U.S. Federal Income Tax Consequences," on page 22, for additional information.

Q.13. WILL I BE ENTITLED TO EXERCISE ANY RIGHTS OF OWNERSHIP WITH RESPECT TO THE SHARES OF RESTRICTED STOCK PRIOR TO VESTING, SUCH AS DIVIDEND OR VOTING RIGHTS?

         You will be entitled to vote and receive dividends (if any) only with respect to your shares of restricted stock that have vested. You will not be entitled to vote or receive dividends with respect to any shares of restricted stock that have not vested. If we pay any dividends in the form of additional shares of our common stock, you will receive a stock dividend only with respect to your shares of restricted stock that have vested and will not have a right to receive a stock dividend with respect to your unvested shares of restricted stock. To the extent that any of your shares of restricted stock has vested, we will deliver to you, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed to our stockholders generally.

         Please refer to Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, for additional information.

Q.14.    WHEN DOES THE OFFER EXPIRE?

         The offer will expire at 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003, unless we elect to extend the offer. We refer to 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003, or such possible later time and date to which we may extend the offer, as the "expiration date."

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date," on page 7, for additional information.

Q.15.    CAN THE OFFER BE EXTENDED?

         We may extend the offer for any reason at any time prior to the expiration date.

         Please refer to Section 15, entitled "Extension of the Offer; Termination; Amendment," on page 22, for additional information.

Q.16.    HOW DO I PARTICIPATE IN THE OFFER?

         To participate in the offer, you must either (1) complete the electronic Election Form located on the Human Resources page of the ARRIS Group, Inc. Intranet at http://intranet.arrisi.com/depts/hr, or (2) complete the Election Form that accompanies this offer to exchange, sign it, and send it to us, ARRIS Group, Inc. either by mail or facsimile. WE MUST RECEIVE YOUR ELECTION FORM BY 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON THE EXPIRATION DATE, OR IT WILL NOT BE GIVEN EFFECT. We may, in our discretion, extend the offer at any time, but we cannot assure you that the offer will be extended or, if it is extended, for how long.

         Please refer to Section 3, entitled "Procedures for Electing to Exchange Eligible Options," on page 10, for additional information.

Q.17.    DO I HAVE TO TENDER ALL OF MY ELIGIBLE OPTIONS?

         If you elect to exchange any of your eligible options, you must exchange all of them. In other words, the offer is on an all or nothing basis.

         Please refer to Section 3, entitled "Procedures for Electing to Exchange Eligible Options," on page 10, for additional information.

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

Q.18. IF I CHOOSE TO PARTICIPATE IN THE OFFER, WHAT WILL HAPPEN TO THE OPTIONS THAT I TENDER?

         If you elect to participate in the offer and we accept your tendered options, we will cancel all of those options on the expiration date of the offer. The stock option award agreements relating to your eligible options, along with any side letters relating to such awards, will be cancelled on the exchange date.

         Please refer to Section 11, entitled "Status of Options Accepted for Cancellation by us in the Offer; Accounting Consequences of the Offer," on page 21, for additional information.

Q.19.    WHAT WILL HAPPEN IF I DO NOT SUBMIT MY ELECTION BY THE DEADLINE?

         If you do not properly submit your election by the expiration date, then you will not participate in the exchange, and all eligible options you currently hold will remain unchanged and will be governed by their original terms, such as their original exercise price(s).

         Please refer to Section 3, entitled "Procedures for Electing to Exchange Eligible Options," on page 10, for additional information.

Q.20.    MAY I WITHDRAW A PREVIOUS ELECTION TO TENDER MY ELIGIBLE OPTIONS?

         You may withdraw a previous election to tender eligible options at any time before the expiration of the offer, currently scheduled at 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the expiration of the extended offer. To withdraw your tendered options, you must deliver to us a properly executed Election Form marked to indicate your new election by mail, fax or through the ARRIS Group Exchange Program Intranet Link as described in
Section 4 of this offer to exchange. WE MUST RECEIVE THE CHANGE OF ELECTION BY 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON THE EXPIRATION DATE, OR IT WILL NOT BE GIVEN EFFECT. Once you have withdrawn your election, you may re-elect to exchange eligible options only by repeating the tender procedures in their entirety.

         Please refer to Section 4, entitled "Withdrawal Rights," on page 12, for additional information.

Q.21. WHAT HAPPENS IF I ELECT TO EXCHANGE MY ELIGIBLE OPTIONS BUT MY EMPLOYMENT IS TERMINATED BEFORE THE EXPIRATION DATE?

         If your employment is terminated for any reason (including retirement, death or disability) after you tender eligible options but prior to the expiration date, your participation in the offer automatically will be cancelled, and you will not receive any shares of restricted stock. In this case, your eligible options will be treated as if they had not been tendered, and your eligible options will remain outstanding in accordance with their existing terms and conditions, subject to any termination of employment provisions contained in your existing award agreements.

         Please refer to Section 1, entitled "Number of Options; Eligibility; Expiration Date - Eligibility," on page 7, for additional information.

Q.22.    WHEN WILL I RECEIVE MY SHARES OF RESTRICTED STOCK?

         If you elect to tender your eligible options and we accept all options tendered, your grant of restricted stock will be effective as of the first business day after the offer expires, which we refer to as the "exchange date." Your award of restricted stock will be evidenced by a restricted share grant agreement between you and us. If you elect to participate in the offer, we will deliver to you your restricted share grant agreement promptly following the exchange date.

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

         Upon vesting and your satisfaction of required FICA and Medicare withholding tax obligations, which will be deducted from your current payroll and recorded on our payroll system, your shares of restricted stock will be released from our custody. A stock certificate for your vested shares will be mailed to your address of record within five business days of the vesting date.

         Please refer to Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, Section 13, entitled "Material U.S. Federal Income Tax Consequences," on page 22, and Section 14, entitled "Non-U.S. Tax Consequences," on page 22, for additional information.

Q.23. WHAT HAPPENS TO MY RESTRICTED STOCK IF MY EMPLOYMENT TERMINATES PRIOR TO THEIR FULLY VESTING?

         The terms of the restricted stock provide that any unvested portion may be forfeited upon a termination of your employment, depending upon how your employment was terminated. Employment can terminate for a number of reasons, including death, disability, voluntary termination, involuntary termination for cause, retirement or otherwise. However, if your employment with ARRIS is terminated as a result of your death or disability, all of your shares of restricted stock will vest. If we terminate your employment with ARRIS without cause prior to the first vesting date, your shares of restricted stock will vest twenty-five percent (25%).

         The vesting schedules for restricted stock will begin on the exchange date. Your new vesting schedules will differ from the current vesting schedules of your eligible options. As a result, by participating in the exchange, you will forego the right to receive shares of common stock underlying eligible options that are currently vested or that would vest prior to the vesting of the replacement restricted stock. Further, any side letters of other agreements relating to your eligible options will be deemed null and void if you elect to participate.

         Please refer to Section 3, entitled "Procedures for Electing to Exchange Eligible Options - Effect on Existing Options," on page 12, and Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, for additional information.

Q.24. WILL I HAVE TO PAY TAXES WHEN I EXCHANGE MY ELIGIBLE OPTIONS THROUGH THE OFFER?

         If you are a U.S. taxpayer or resident, you will incur no immediate federal income tax consequences when you exchange your eligible options, unless you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

         Please refer to Section 13, entitled "Material U.S. Federal Income Tax Consequences," on page 22, for additional information.

         If you are not a citizen or resident of the U.S., you may incur immediate tax consequences when you exchange your options. If you are not a citizen or resident of the U.S., we urge you to consult with your own tax advisor to determine the tax consequences of participating in the offer under the laws of the country in which you live and/or work, as discussed in Section 14, entitled "Non-U.S. Tax Consequences," on page 22.

Q.25. WHAT ARE THE INCOME AND WITHHOLDING TAX CONSEQUENCES OF THE VESTING OF RESTRICTED STOCK?

         If you are a U.S. citizen or resident, as your shares of the restricted stock vest, you will be required to recognize ordinary income in an amount equal to the fair market value of those vested shares, based on the closing price of our common stock on the vesting date. Consequently, we have an obligation to withhold required FICA and Medicare taxes. We will calculate the applicable withholding using the withholding rates in effect at the date of vesting. Before your shares of restricted stock are released from our custody, you will have to satisfy required FICA and Medicare withholding obligations relating to vesting. Required FICA and Medicare withholding tax obligations will be deducted from your current payroll and recorded on our payroll system. We will not, however, withhold applicable federal and state income taxes when your shares of restricted stock vest. As a result, you will be required to pay the full amount of your ordinary income tax obligation with respect to the restricted stock for the tax year in which such stock vests.

         WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE OFFER.

         Please refer to Section 13, entitled "Material U.S. Federal Income Tax Consequences," on page 22, for additional information.

         If you are not a citizen or resident of the U.S., we urge you to consult with your own tax advisor to determine the tax consequences of participating in the offer under the laws of the country in which you live and/or work. These consequences may differ from, and may be more adverse to you, than if you were a U.S. citizen or resident.

Q.26.    ARE THERE CONDITIONS TO THE OFFER?

         The offer is not conditioned on the tender of a minimum number of options. However, the offer is subject to a number of other conditions with regard to events that could occur before the expiration of the offer, as described in Section 6, entitled "Conditions to the Offer," on page 13.

Q.27.    CAN ARRIS MAKE CHANGES TO THE OFFER?

         Although we do not expect to do so, we can make changes to the terms of the offer. In this unlikely event, we will notify, publish or inform you of such action in the manner described in Section 15, entitled "Extension of the Offer; Termination; Amendment," on page 22.

Q.28.    HOW SHOULD I DECIDE WHETHER TO PARTICIPATE?

         We understand that the decision of whether to exchange eligible options may be a challenging one for many employees. The offer does include risks, and there are no guarantees of our future stock performance. So, the decision to participate must be each individual employee's personal decision, and it will depend largely on each employee's assumptions about such things as the future of ARRIS, the overall economic environment, the performance of the stock market and companies in our sector.

         We have arranged for The Cafaro Group, UBS, a financial services company, to be available to answer your questions and to assist you in your decision to participate in the offer, however they will not provide any tax advice to you. You may contact representatives of The Cafaro Group at 1-800-444-4866. Please note that, while we are not paying a fee to The Cafaro Group for these specific services, we pay fees to The Cafaro Group for providing regular advice to us in connection with our pension benefit plans. The Cafaro Group is performing these services for your benefit and not for our benefit and we have not authorized The Cafaro Group to make any representations or statements on our behalf. As a result, we are only responsible for the information contained in this document or to which we have referred you.

         Before you decide whether to participate in the offer, you should carefully read and consider this offer to exchange, including the risks relating to our business and the risks specifically relating to this offer. See "Certain Risks of Participating in the Offer" on page 1. We also recommend that you review the material incorporated by reference into this offer to exchange, which we have previously filed with the Securities and Exchange Commission (the "SEC"). Please refer to Section 17, entitled "Additional Information," on page 24 for an explanation of how to access our SEC filings.

                   CERTAIN RISKS OF PARTICIPATING IN THE OFFER

         Participation in the offer involves a number of risks, including those described below. This section briefly highlights what we believe to be the material risks of the offer. You are urged to evaluate carefully these and other risks and to consult your personal advisors if you have any questions about your financial or tax situation before deciding to participate in the offer. In addition, we urge you to read carefully the remainder of this offer to exchange, the accompanying Election Form, and the form of restricted share grant agreement, attached hereto as Appendix B, before deciding to participate in the offer. We urge non-U.S. Employees to consult with their tax and legal advisors to discuss tax consequences of participating in the offer.

RISKS SPECIFIC TO THE OFFER

IF YOU ELECT TO EXCHANGE ANY ELIGIBLE OPTIONS, YOU WILL RECEIVE FEWER SHARES OF RESTRICTED STOCK THAN THE NUMBER OF SHARES YOU HAD A RIGHT TO ACQUIRE THROUGH THE EXERCISE OF YOUR ELIGIBLE OPTIONS.

         The number of shares of restricted stock that you will receive for your eligible options will be based on the exchange ratios that we have established for the various classes of eligible options that we have granted over the years. If you received multiple grants of eligible options, a different exchange ratio may apply to each separate grant. The precise exchange ratio for a particular grant of eligible options is based primarily on the exercise price per share, the remaining vesting period, the remaining life of the options and the current market price of our stock. These exchange ratios range from 2.75 eligible options to be exchanged for one share of restricted stock to 3.00 eligible options to be exchanged for one share of restricted stock. Thus, you will have to exchange more than one eligible option to receive a single share of restricted stock.

YOU WILL LOSE THE POTENTIAL BENEFIT OF ANY VESTED ELIGIBLE OPTIONS THAT ARE CANCELLED THROUGH THE OFFER.

         If you participate in the offer and to the extent any of your eligible options were vested, but unexercised, you may have to wait longer to receive your fully vested shares of restricted stock, as applicable. In addition, you generally will forfeit any shares of restricted stock that are not vested if your employment with us terminates for any reason (other than a termination without cause or as a result of your death or disability), even if your eligible options were fully vested or would have become fully vested had you not exchanged them.

IF YOU ARE NOT A RESIDENT OR A CITIZEN OF THE U.S., YOU MAY EXPERIENCE ADDITIONAL TAX CONSEQUENCES IF YOU PARTICIPATE IN THE OFFER.

         If you are not a resident or citizen of the U.S., their may be significant tax and legal consequences that apply to you. Further, if you are subject to the tax laws of more than one jurisdiction, you should be aware that there may be additional tax and social security consequences that may apply to you. You should consult your own advisors to discuss these consequences.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS DEPENDENT ON CUSTOMERS' CAPITAL SPENDING ON BROADBAND COMMUNICATION SYSTEMS, AND REDUCTIONS BY CUSTOMERS IN CAPITAL SPENDING COULD ADVERSELY AFFECT OUR BUSINESS.

         Our performance has been largely dependent on customers' capital spending for constructing, rebuilding, maintaining or upgrading broadband communications systems. Capital spending in the telecommunications industry is cyclical. A variety of factors will affect the amount of capital spending, and therefore, our sales and profits, including:

         -        general economic conditions;

         -        availability and cost of capital;

         -        other demands and opportunities for capital;

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

         -        regulations;

         -        demands for network services;

         -        competition and technology; and

         -        real or perceived trends or uncertainties in these factors.

         Developments in the industry and in the capital markets over the past two years have reduced access to funding for new and existing customers, causing delays in the timing and scale of deployments of our equipment, as well as the postponement or cancellation of certain projects by our customers. In addition, during the same period, we and other vendors received notification from several customers that they were canceling new projects or scaling back existing projects or delaying new orders to allow them to reduce inventory levels which were in excess of their current deployment requirements.

         Further, several of our customers have accumulated significant levels of debt and have recently announced, or are expected to announce, financial restructurings, including bankruptcy filings. For example, Adelphia has been operating under bankruptcy since the first half of 2002. Even if the financial health of that company and other customers improve, we cannot assure you that these customers will be in a position to purchase new equipment at levels we have seen in the past. In addition, the bankruptcy filing of Adelphia in June 2002 further heightened concerns in the financial markets about the domestic cable industry. This concern, coupled with the current uncertainty and volatile capital markets, has affected the market values of domestic cable operators and may further restrict their access to capital.

DEVELOPMENTS RELATING TO CABOVISAO MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

         Cabovisao, a Portugal-based MSO, accounted for approximately 6% of our total sales in 2002. As of June 1, 2003, Cabovisao owed us approximately 18.6 million euros in accounts receivable. In December 2002, Cabovisao committed to a schedule of 2003 payments to us for our products and services. Cabovisao made its January 2003 payment of 2.0 million euros to us according to the schedule. However, Cabovisao failed to make the subsequent scheduled payments by the due date, which was 2.5 million euros in each of February, March, April and May of 2003.

         For the past eight months Cabovisao and its parent company, Csii, have been pursuing alternatives to meet its financial needs, including debt restructuring or a possible court-supervised restructuring, among other alternatives. On June 13, 2003, Csii issued a press release detailing its receipt of a commitment on a restructuring plan. This plan details the manner in which up to 45 million euros of new equity will be injected into Csii. The plan is subject to certain conditions and approvals (including creditor approval pursuant to a court-supervised process). We are uncertain what effect the restructuring plan will have on Cabovisao's repayment of its outstanding accounts receivable to us. In addition, we will not deliver further products to Cabovisao without a full prepayment on the shipment. Accordingly, we cannot assure you that Cabovisao will pay us according to any schedule, if at all, or that we will make any sales to Cabovisao in the future.

THE MARKETS IN WHICH WE OPERATE ARE INTENSELY COMPETITIVE, AND COMPETITIVE PRESSURES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The markets for broadband communication systems are extremely competitive and dynamic, requiring the companies that compete in these markets to react quickly and capitalize on change. This will require us to retain skilled and experienced personnel as well as deploy substantial resources toward meeting the ever-changing demands of the industry. We compete with national and international manufacturers, distributors and wholesalers including many companies larger than us. Our major competitors include:

         -        ADC Telecommunications, Inc.;

         -        Broadband Services, Inc.;

         -        Cisco Systems, Inc.;

         -        Juniper Networks, Inc.;

         -        Motorola, Inc.;

         -        Riverstone Networks, Inc.;

         -        Scientific-Atlanta, Inc.;

         -        Tellabs, Inc.;

         -        Terayon Communications Systems, Inc.; and

         -        TVC Communications, Inc.

         The rapid technological changes occurring in the broadband markets may lead to the entry of new competitors, including those with substantially greater resources than ours. Because the markets in which we compete are characterized by rapid growth and, in some cases, low barriers to entry, smaller niche market companies and start-up ventures also may become principal competitors in the future. Actions by existing competitors and the entry of new competitors may have an adverse effect on our sales and profitability. The broadband communications industry is further characterized by rapid technological change. In the future, technological advances could lead to the obsolescence of some of our current products, which could have a material adverse effect on our business.

         Further, many of our larger competitors are in a better position to withstand any significant reduction in capital spending by customers in these markets. They often have broader product lines and market focus and therefore will not be as susceptible to downturns in a particular market. In addition, several of our competitors have been in operation longer than we have been, and therefore they have more long-standing and established relationships with domestic and foreign broadband service providers. We may not be able to compete successfully in the future, and competition may harm our business.

OUR BUSINESS HAS PRIMARILY COME FROM SEVERAL KEY CUSTOMERS. THE LOSS OF ONE OF THESE CUSTOMERS OR A SIGNIFICANT REDUCTION IN SERVICES TO ONE OF THESE CUSTOMERS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our two largest customers are Cox Communications and Comcast (primarily through the recently acquired AT&T Broadband business). For the quarter ended March 31, 2003, sales to Cox Communications accounted for approximately 27.5% of our total revenues, while sales to Comcast (including AT&T Broadband) accounted for approximately 26.1%. We currently are the exclusive provider of telephony products for both Cox Communications and, in eight metro areas, Comcast, as successor to AT&T Broadband. In addition, we have two other customers who accounted for more than 5% each of our total revenues for the quarter ended March 31, 2003. The loss of Cox Communications, Comcast, or one of our other large customers, or a significant reduction in the services provided to any of them would have a material adverse impact on our business. In addition, as a result of the merger of Comcast with AT&T Broadband in late 2002, we have experienced interruptions in purchasing by the resulting Comcast entity in 2003. Comcast has announced that its initial priority after its acquisition of AT&T Broadband will be to emphasize video and high-speed data operations and focus on improving the profitability of its telephony operations at the expense of subscriber growth. As a result, we experienced a significant decline in sales of our CBR telephony product to Comcast in the fourth quarter of 2002, which has continued into 2003.

OUR CREDIT FACILITY IMPOSES FINANCIAL COVENANTS THAT MAY ADVERSELY AFFECT THE REALIZATION OF OUR STRATEGIC OBJECTIVES.

         We and certain of our subsidiaries have entered into a revolving credit facility providing for borrowing up to a committed amount of $115.0 million, with borrowing also limited by a borrowing base determined by reference to eligible accounts receivable and, subject to certain conditions, eligible inventory. The credit facility imposes, among other things, covenants limiting the incurrence of additional debt and liens and requires us to meet certain financial objectives. The credit facility has a maturity date of August 3, 2004. As of June 22, 2003, we had no borrowings outstanding under the credit facility, and our borrowing base was $37.4 million. Any acceleration of the maturity date of the credit facility could have a material adverse effect on our business.

WE HAVE SIGNIFICANT STOCKHOLDERS THAT MAY NOT ACT CONSISTENTLY WITH THE INTERESTS OF OUR OTHER STOCKHOLDERS.

         As of May 12, 2003, Nortel Networks owned approximately 18.7% of our common stock and Liberty Media Group beneficially owned approximately 10.3% of our common stock. These respective ownership interests result in both Nortel Networks and Liberty Media having a significant influence over us. Nortel Networks and Liberty Media may exert their respective influences or sell their respective shares at a time or in a manner that is inconsistent with the interests of our other stockholders.

         Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could have a depressive effect on the market price of our common stock.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF OUR COMPANY.

         On October 3, 2002, our board of directors approved the adoption of a shareholder rights plan (commonly known as a "poison pill"). This plan is not intended to prevent a takeover, but is intended to protect and maximize the value of shareholders' interests. This poison pill could make it more difficult for a third party to acquire us or may delay that process.

WE MAY DISPOSE OF EXISTING PRODUCT LINES OR ACQUIRE NEW PRODUCT LINES IN TRANSACTIONS THAT MAY ADVERSELY IMPACT US AND OUR FUTURE RESULTS.

         On an ongoing basis, we evaluate our various product offerings in order to determine whether any should be sold or closed and whether there are businesses that we should pursue acquiring. Future acquisitions and divestitures entail various risks, including:

         - the risk that acquisitions will not be integrated or otherwise perform as expected;

         - the risk that we will not be able to find a buyer for a product line while product line sales and employee morale will have been damaged because of general awareness that the product line is for sale; and

         - the risk that the purchase price obtained will not be equal to the book value of the assets for the product line that we sell.

PRODUCTS CURRENTLY UNDER DEVELOPMENT MAY FAIL TO REALIZE ANTICIPATED BENEFITS.

         Rapidly changing technologies, evolving industry standards, frequent new product introductions and relatively short product life cycles characterize the markets for our products. The technology applications currently under development by us may not be successfully developed. Even if products under development are successfully completed, they may not be widely used or we may not be able to successfully exploit these technology applications. To compete successfully, we must quickly design, develop, manufacture and sell new or enhanced products that provide increasingly higher levels of performance and reliability. However, we may not be able to successfully develop or introduce these products if our products:

         -        are not cost-effective;

         -        are not brought to market in a timely manner;

         -        fail to achieve market acceptance; or

         -        fail to meet industry certification standards.

         Furthermore, our competitors may develop similar or alternative new technology applications that, if successful, could have a material adverse effect on us. Our strategic alliances are based on business relationships that have not been the subject of written agreements expressly providing for the alliance to continue for a significant period of time. The loss of a strategic partner could have a material adverse effect on the progress of new products under development with that partner.

CONSOLIDATIONS IN THE TELECOMMUNICATIONS INDUSTRY COULD RESULT IN DELAYS OR REDUCTIONS IN PURCHASES OF PRODUCTS, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         The telecommunications industry has experienced the consolidation of many industry participants, and this trend is expected to continue. We and one or more of our competitors may each supply products to businesses that have merged, such as AT&T Broadband and Comcast, or will merge in the future. Consolidations could result in delays in purchasing decisions by the merged businesses, and we could play either a greater or lesser role in supplying the communications products to the merged entity. These purchasing decisions of the merged companies could have a material adverse effect on our business. For example, we experienced delays while the Comcast and AT&T Broadband deal was pending, and have experienced slowdowns since the transaction was completed.

         Mergers among the supplier base also have increased, and this trend may continue. The larger combined companies with pooled capital resources may be able to provide solution alternatives with which we would be put at a disadvantage to compete. The larger breadth of product offerings by these consolidated suppliers could result in customers electing to trim their supplier base for the advantages of one-stop shopping solutions for all of their product needs. Consolidation of the supplier base could have a material adverse effect on our business.

OUR SUCCESS DEPENDS IN LARGE PART ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL IN ALL FACETS OF OUR OPERATIONS.

         Competition for qualified personnel is intense, and we may not be successful in attracting and retaining key executives, marketing, engineering, and sales personnel, which could impact our ability to maintain and grow our operations. Our future success will depend, to a significant extent, on the ability of our management to operate effectively. In the past, competitors and others have attempted to recruit our employees and in the future, their attempts may continue. The loss of services of any key personnel, the inability to attract and retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and other technical professionals, could negatively affect our business.

WE ARE SUBSTANTIALLY DEPENDENT ON CONTRACT MANUFACTURERS, AND AN INABILITY TO OBTAIN ADEQUATE AND TIMELY DELIVERY OF SUPPLIES COULD ADVERSELY AFFECT OUR BUSINESS.

         Many components, subassemblies and modules necessary for the manufacture or integration of our products are obtained from a sole supplier or a limited group of suppliers. Our reliance on sole or limited suppliers, particularly foreign suppliers, and our reliance on subcontractors involves several risks including a potential inability to obtain an adequate supply of required components, subassemblies or modules and reduced control over pricing, quality and timely delivery of components, subassemblies or modules. Historically, we have not generally maintained long-term agreements with any of our suppliers or subcontractors. An inability to obtain adequate deliveries or any other circumstance that would require us to seek alternative sources of supply could affect our ability to ship products on a timely basis. Any inability to reliably ship our products on time could damage relationships with current and prospective customers and harm our business.

OUR INTERNATIONAL OPERATIONS MAY BE ADVERSELY AFFECTED BY ANY DECLINE IN THE DEMAND FOR BROADBAND SYSTEM DESIGNS AND EQUIPMENT IN INTERNATIONAL MARKETS.

         Sales of broadband communications equipment into international markets are an important part of our business. The entire line of our products is marketed and made available to existing and potential international customers. In addition, United States broadband system designs and equipment are increasingly being employed in international markets, where market penetration is relatively lower than in the United States. While international operations are expected to comprise an integral part of our future business, international markets may no longer continue to develop at the current rate, or at all. We may fail to receive additional contracts to supply equipment in these markets.

OUR INTERNATIONAL OPERATIONS MAY BE ADVERSELY AFFECTED BY CHANGES IN THE FOREIGN LAWS IN THE COUNTRIES IN WHICH OUR PRODUCTS ARE MANUFACTURED.

         A significant portion of our products are manufactured or assembled in Mexico and the Philippines and other countries outside of the United States. The governments of the foreign countries in which we have plants may pass laws that impair our operations, such as laws that impose exorbitant tax obligations or nationalize these manufacturing facilities.

WE FACE RISKS RELATING TO CURRENCY FLUCTUATIONS AND CURRENCY EXCHANGE.

         We may encounter difficulties in converting our earnings from international operations to U.S. dollars for use in the United States. These obstacles may include problems moving funds out of the countries in which the funds were earned and difficulties in collecting accounts receivable in foreign countries where the usual accounts receivable payment cycle is longer.

         We are exposed to various market risk factors such as fluctuating interest rates and changes in foreign currency rates. These risk factors can impact results of operations, cash flows and financial position. We manage these risks through regular operating and financing activities and periodically use derivative financial instruments such as foreign exchange forward contracts. There can be no assurance that our risk management strategies will be effective.

OUR PROFITABILITY HAS BEEN, AND MAY CONTINUE TO BE, VOLATILE, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR STOCK.

         We have experienced several years with significant operating losses. Although we have been profitable in the past, we may not be profitable or meet the level of expectations of the investment community in the future, which could have a material adverse impact on our stock price. In addition, our operating results may be adversely affected by timing of sales or a shift in our product mix.

WE MAY FACE HIGHER COSTS ASSOCIATED WITH PROTECTING OUR INTELLECTUAL PROPERTY.

         Our future success depends in part upon our proprietary technology, product development, technological expertise and distribution channels. We cannot predict whether we can protect our technology or whether competitors can develop similar technology independently. We have received and may continue to receive from third parties, including some of our competitors, notices claiming that we have infringed upon third-party patents or other proprietary rights. Any of these claims, whether with or without merit, could result in costly litigation, divert the time, attention and resources of our management, delay our product shipments, or require us to enter into royalty or licensing agreements. If a claim of product infringement against us is successful and we fail to obtain a license or develop non-infringing technology, our business and operating results could be adversely affected.

                                    THE OFFER

1.       NUMBER OF OPTIONS; ELIGIBILITY; EXPIRATION DATE

         If you are an eligible employee, as described below, we are offering you the opportunity to exchange certain of your outstanding options to acquire shares of our common stock (ARRIS Group, Inc. Common Stock, par value $0.01 per share) for restricted shares of our common stock, which we refer to as "restricted stock." The restricted stock will be issued under the ARRIS Group, Inc. 2001 Stock Incentive Plan, which we refer to as the "2001 Stock Incentive Plan," and the ARRIS Group, Inc. 2002 Stock Incentive Plan, which we refer to as the "2002 Stock Incentive Plan."

         There are approximately 6,226,306 shares of our common stock underlying the options eligible for exchange. The eligible options have exercise prices ranging from $8.00 to $53.13. Approximately 630 employees worldwide hold eligible options.

         All eligible options were granted under one of the following equity incentive plans:

         -        the 2001 Stock Incentive Plan;

         - the ANTEC Corporation 2000 Stock Incentive Plan (the "2000 Incentive Plan");

         - the ANTEC Corporation 2000 Mid-Level Stock Option Plan (the "Mid-Level Plan");

         - the ANTEC Corporation 1997 Stock Incentive Plan (the "1997 Incentive Plan");

         - the ANTEC Ltd. 1993 Employee Stock Incentive Plan (the "1993 Incentive Plan" and, together with the 2001 Stock Incentive Plan, the 2000 Incentive Plan, the Mid-Level Plan, and the 1997 Incentive Plan, our "equity incentive plans").

         We are making this offer upon the terms and subject to the conditions described in this offer to exchange and the accompanying Election Form (together, the "offer").

         ELIGIBILITY. You are eligible to participate in the offer (an "eligible employee") if you:

         - are an active employee of ARRIS or one of its "eligible subsidiaries" on both the date hereof and the expiration date of the offer; and

         -        hold "eligible options" as described below.

         In addition to those active employees located in the United States, active employees located in Chile, Japan, The Netherlands, and Spain also are eligible to participate in the offer, subject to applicable law. Members of our Board of Directors and our eight most highly compensated executive officers during 2002 are not eligible to participate in the offer.

         If your employment is terminated for any reason (including retirement, death or disability) after you tender your eligible options, but prior to the expiration date, your participation in the offer automatically will be cancelled and you will not receive any shares of restricted stock. In this case, your eligible options will be treated as if they had not been tendered, and all of your options will remain outstanding and will be governed by their original terms, including any termination of employment provisions contained in your existing award agreements.

         For purposes of the offer, an "eligible subsidiary" of ARRIS means any entity in which ARRIS has a controlling interest of at least 50% by reason of stock ownership or otherwise (other than Electronic System Products, Inc.), as of both the date of this offer to exchange and the expiration date.

         EXCHANGE OF ELIGIBLE OPTIONS FOR RESTRICTED STOCK. If you are an eligible employee, you may exchange the options described in the tables below (collectively, the "eligible options") for shares of restricted stock that will be issued under the 2001 Stock Incentive Plan and the 2002 Stock Incentive Plan. The shares of restricted stock, described further in this offer to exchange, are subject to forfeiture and other restrictions until they vest. Your shares of restricted stock will be subject to the terms of a restricted share grant agreement between you and ARRIS, a form of which is attached hereto as Appendix
B. We encourage you to carefully read the form of restricted share grant agreement.

         The number of shares of restricted stock you receive will be determined by (1) dividing the number of options you tender for exchange in each class of eligible options by the exchange ratio for that class (as set forth in the table below), and (2) then adding the results for all of those classes (rounded up to the nearest whole share). An example of this calculation is provided in Question 9 of the "Summary Term Sheet." The eligible classes of options and their applicable exchange ratios are provided in the table below. We determined the actual exchange ratios to be used in the Exchange Program based on the average of the closing prices of the common stock over a period of 10 consecutive trading days ending immediately prior to the commencement of the Exchange Program.

CLASS OF OPTION       RANGE OF EXERCISE PRICE    EXCHANGE RATIO
---------------------------------------------------------------
Class A                   $  8.00 to $8.99          2.75 to 1
---------------------------------------------------------------
Class B                   $  9.00 to $9.99          3.00 to 1
---------------------------------------------------------------
Class C                   $10.00 or more(1)         3.00 to 1
---------------------------------------------------------------

         (1) On August 6, 2001, truncated stock options, which are linked to previously outstanding stock options with exercise prices $15.00 and higher, were granted at an exercise price of $10.20 per share. These options expire shortly after the price of a share of common stock reaches the exercise price of the original linked options. As a condition of the exchange, participants will be asked to voluntarily surrender their truncated options and the original linked options, and receive a number of restricted shares based on the number of truncated options held only. Since the economic effect to an optionee holding a truncated option when combined with the original linked option is similar to holding an option at $10.20 per share with no early expiration for stock price movement, it would be inappropriate to apply the exchange rate to the number of options covered by both the truncated and original option.

         The exchange ratio for each class of eligible options was computed using the Black-Scholes valuation model, which is a recognized method for determining the value of derivative securities like stock options. Based on the Black-Scholes value (and adjustments reflecting the fact that, unlike stock options, shares of restricted stock have intrinsic value) for each option grant, and the average of the closing prices of our common stock during the 10 consecutive trading days ending immediately prior to the commencement of the offer, we determined an exchange ratio for each class of outstanding options that is intended to deliver restricted shares with a value approximately equal to that of the options being replaced. In every case, an employee will surrender more than one eligible option to receive a single new share of restricted stock. There can be no assurance that over time the value of the replacement restricted stock will be approximately equal to the options you surrender in the exchange.

         For a more detailed listing of the options eligible for exchange through the offer, please refer to Appendix A. We have also enclosed a personalized Grants Eligible for Exchange Report that reflects all of your eligible options and their applicable exchange ratios.

         All eligible options have exercise prices in excess of $8.00 per share. In the event the closing price of our common stock on the expiration date is in excess of the grant price of any otherwise eligible option, such option will not be eligible for exchange in the offer.

         For an example of an exchange of eligible options, see Question 9 in the Summary Term Sheet.

         PARTICIPATION. In order to participate in the offer, you must properly elect to tender your eligible options for exchange in accordance with the instructions set forth in Section 3 by 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003 (such time and date, or such later time and date to which we may extend the offer as described herein, the "expiration date").

         If you decide to participate in the offer, you must tender all eligible options by following the procedures listed in Section 3. In other words, you may not tender some of your eligible options and keep the remaining balance.

         Assuming we accept for exchange all of your validly tendered options, your shares of restricted stock will be granted on the first business day after the expiration date. Assuming we accept all validly tendered options and do not extend the offer, we expect to grant the restricted stock on July 25, 2003.

         EXPIRATION OF THE OFFER. As described above, the offer will expire at 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003, unless and until we, in our sole discretion, have extended the period of time during which the offer will remain open. See Section 15 of this offer to exchange for a description of our rights to extend, delay, terminate and amend the offer, and Section 6 of this offer to exchange for a description of conditions to the offer.

         If we decide to take any of the following actions, we will give notice of such action and keep the offer open for a period of at least ten business days after the date of such notification:

         - we increase or decrease the amount of consideration to be paid for the eligible options;

         - we decrease the number of options available for exchange through the offer; or

         - we increase the number of options available for exchange, and such increase exceeds 2% of the outstanding eligible options.

         Without limiting the manner in which we provide such notice, we have no obligation to communicate any notice other than by issuing a press release.

         For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, Atlanta, Georgia Time.

2.       PURPOSE OF THE OFFER

         We granted the eligible options under our equity incentive plans for one or more of the following purposes:

         - to attract and retain exceptional executive personnel and other key employees;

         - to motivate these employees to achieve long-range performance goals; and

         - to enable these employees to participate in our long-term growth and financial success.

         We believe that using equity incentive awards, including stock options and restricted stock, helps align our employees' interests with those of our stockholders by motivating them to act as owners. When properly structured, we believe these awards are a cost-effective means of compensation that enhance long-term stockholder value by incenting superior employee performance and improving our ability to retain key employees.

         The severe economic slowdown over the past two years in the telecommunications sector and among technology companies in general has resulted in a significant number of our employees, including you, holding stock options with exercise prices that greatly exceed the current market price of our common stock. Our stock has been trading at levels below the exercise price of a vast majority of outstanding options currently held by our employees. For our equity incentive awards to enhance long-term stockholder value, you must feel that these awards provide an opportunity, through your efforts, to realize value within a reasonable period of time. In addition, because these options have been "under water" for an extended period of time, the number of shares subject to options has grown steadily as a percentage of shares outstanding, creating a significant "overhang," which we believe could negatively impact our stock price.

         Through the offer, we propose to provide you with the opportunity to exchange your eligible stock options for shares of restricted stock that, over time, may have a greater potential to increase in value. We believe the offer will create an incentive for you to remain with us and contribute to the attainment of our business and financial objectives. In other words, the purpose of the offer is to better align your interests with those of our stockholders.

         From time to time we may engage in transactions with other companies, customers and third parties that could affect or change our business structure, ownership, organization or make-up of our board of directors. Any such action could significantly affect the price of shares of our common stock. Although we have no current plans to do so, it is possible that, prior to the vesting of your restricted stock, we might complete or enter into an agreement to complete a significant business transaction such as a merger or other similar transaction. You should refer to Section 8, entitled "Source and Amount of Consideration; Terms of the Restricted Stock," on page 16, for information on the terms of the restricted stock. You also should carefully review the section entitled "Certain Risks of Participating in the Offer" beginning on page 1.

         We recognize that the decision to participate in the offer is an individual one that should be based on a variety of factors. Although our Board of Directors has authorized the offer, neither ARRIS, our Board of Directors nor our Compensation Committee makes any recommendation as to whether you should tender your eligible options for exchange. You are urged to evaluate carefully all of the information in the offer and to consult your personal advisors if you have any questions about your financial or tax situation.

         We have arranged for The Cafaro Group, UBS, a financial services company, to be available to answer your questions and to assist you in your decision to participate in the offer, however they will not provide any tax advice to you. You may contact representatives of The Cafaro Group at 1-800-444-4866. Please note that, while we are not paying a fee to The Cafaro Group for these specific services, we pay fees to The Cafaro Group for providing regular advice to us in connection with our pension benefit plans. The Cafaro Group is performing these services for your benefit and not for our benefit and we have not authorized The Cafaro Group to make any representations or statements on our behalf. As a result, we are only responsible for the information contained in this document or to which we have referred you.

3.       PROCEDURES FOR ELECTING TO EXCHANGE ELIGIBLE OPTIONS

         PROPER TENDER OF OPTIONS. To validly elect to tender your eligible options for exchange through the offer, you must, in accordance with the instructions on the Election Form, properly complete, execute and deliver the Election Form to us. We must RECEIVE your Election Form prior to 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003 (or such later time and date if we extend the offer). Election Forms received after the expiration date -- even if postmarked on the expiration date or earlier -- will not be accepted.

         If you are an eligible employee and elect to tender eligible options, you must submit your election in one of the following ways:

         - BY INTRANET. Employees may elect to tender eligible options by properly completing the Election Form located on the Human Resources page of the ARRIS Group, Inc. Intranet. The Intranet includes instructions on how to elect to tender your eligible options. You may access the ARRIS Group Exchange Program Link at http://intranet.arrisi.com/depts/hr.

         - BY FACSIMILE. All eligible employees may elect to tender eligible options by faxing their properly completed and duly executed Election Form to ARRIS Group, Inc., Human Resources Department, Attention: Bob Halbert, VP Human Resources, Facsimile Number (678) 473-8198.

         - BY MAIL. All eligible employees may elect to tender eligible options by mailing their properly completed and duly executed Election Form to the following address:

                                ARRIS Group, Inc.
                           Human Resources Department
                             11450 Technology Circle
                              Duluth, Georgia 30097
                   Attention: Bob Halbert, VP Human Resources
                             Option Exchange Program

         The delivery of all documents, including the Election Form and other required documents, is at your election and risk, not ARRIS'. Therefore, you should allow sufficient time to ensure timely delivery. WE STRONGLY ENCOURAGE you to make your election through the Exchange Program Link on the ARRIS Group, Inc. Intranet located at http://intranet.arrisi.com/depts/hr to eliminate the need to deliver your written Election Form to us. If you choose to return the Election Form by mail, we recommend that you use registered mail with return receipt requested. If you choose to deliver the Election Form by fax, you should also mail the original documents to the address above.

         YOU SHOULD REVIEW CAREFULLY THIS OFFER TO EXCHANGE, THE ACCOMPANYING ELECTION FORM AND THE FORM OF RESTRICTED SHARE GRANT AGREEMENT (APPENDIX B) BEFORE MAKING YOUR DECISION.

         DETERMINATION OF VALIDITY; REJECTION OF OPTIONS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. We will determine, in our discretion, all questions as to form of documents and the validity, eligibility, including time of receipt, and acceptance of any tender of eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of eligible options that we determine not to be in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any defect or irregularity in any tender with respect to any particular eligible options or any particular option holder. No tender of eligible options will be valid until all defects and irregularities have been cured by the electing holder or waived by us. Neither ARRIS nor any other person is obligated to give notice of any defects or irregularities in elections, nor will ARRIS or its representatives incur any liability for failure to give any such notice.

         OUR ACCEPTANCE CONSTITUTES AN AGREEMENT. Your tender of eligible options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. We will be deemed to have accepted eligible options that are validly tendered and not properly withdrawn if and when we give notice of our acceptance of such options following the expiration date. Without limiting the manner in which we may announce our acceptance of tendered options, we have no obligation to publish, advertise or otherwise communicate such acceptance other than by issuing a press release. OUR ACCEPTANCE FOR EXCHANGE OF THE ELIGIBLE OPTIONS TENDERED FOR EXCHANGE BY YOU PURSUANT TO THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

         EFFECT ON EXISTING OPTIONS. If you tender none of your eligible options, all of your existing options and the agreements evidencing such options will continue in effect under their existing terms and conditions. If you tender your eligible options, upon our acceptance of such options for exchange, the agreements evidencing those options will be deemed null and void and such options will be cancelled. Further, any side letters or other agreements relating to such eligible options also shall be deemed null and void.

4.       WITHDRAWAL RIGHTS

         You may change your election or withdraw the options you tender only if you comply with the provisions of this Section 4.

         You may change your election or withdraw the options you tender at any time before 12:00 Midnight, Atlanta, Georgia Time, on July 25, 2003. If we extend the offer beyond that time, you have the further right to change your election or withdraw your tendered options at any time until the extended offer expires. In addition, if we do not accept your tendered options for exchange before August 23, 2003, the 40th business day following the commencement of the offer, you may thereafter withdraw your options until such time, if any, as we accept all validly tendered options.

         If you tender your eligible options, but before the expiration date you wish to withdraw from the exchange, you must withdraw ALL of the options you tendered. If you attempt to withdraw less than all of your tendered options, we may, in our complete discretion, accept that as a valid withdrawal of all of your options or as an invalid withdrawal entirely.

         In order to validly withdraw options you have tendered, and thus change your election to participate in the offer, you must deliver a completed and executed Election Form marked to indicate your new election in one of the following ways:

         - BY INTRANET. Employees may change their election to tender eligible options by properly completing an Election Form located on the Human Resources page of the ARRIS Group, Inc. Intranet. The Intranet includes instructions on how to elect to tender your eligible options. You may access the ARRIS Group Exchange Program Link at http://intranet.arrisi.com/depts/hr.

         - BY FACSIMILE. Employees may change their election by faxing a completed and duly executed Election Form to ARRIS Group, Inc., Human Resources Department, Attention: Bob Halbert, VP Human Resources, Facsimile Number (678) 473-8198.

         - BY MAIL. Employees may elect to tender eligible options by mailing their properly completed and duly executed Election Form to the following address:

                                ARRIS Group, Inc.
                           Human Resources Department
                             11450 Technology Circle
                              Duluth, Georgia 30097
                   Attention: Bob Halbert, VP Human Resources
                             Option Exchange Program

         Except as described in the following sentence, if you wish to withdraw your tender of options, you must sign the subsequent Election Form exactly as your name appears on your initial Election Form. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority to act in such capacity must be indicated on the Election Form.

         You may not rescind any withdrawal, unless you properly re-tender all of your eligible options before the expiration date by repeating the procedures described in Section 3 of this offer to exchange.

         Neither ARRIS nor any other person is obligated to give notice of any defects or irregularities in any withdrawal, nor will ARRIS or its representatives incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt of election changes or withdrawal. Our determination of these matters will be final and binding on all parties.

         If your employment with ARRIS or one of its eligible subsidiaries is terminated for any reason (including retirement, death or disability) after you tender eligible options, but prior to the expiration date, your participation in the offer automatically will be withdrawn and you will not receive any shares of restricted stock. In this case, all of your options will be treated as if they had not been tendered, and will remain outstanding and will be governed by their original terms, subject to any termination of employment provisions contained in your existing award agreements.

5.       ACCEPTANCE OF ELIGIBLE OPTIONS FOR EXCHANGE AND ISSUANCE OF RESTRICTED
         STOCK

         Upon the terms and subject to the conditions of the offer, if we elect to accept any eligible options, we will accept for exchange and cancel all such options validly tendered and not properly withdrawn before the expiration date. The effective grant date for the shares of restricted stock will be the first business day following the expiration date (the "exchange date") unless, in accordance with the conditions set forth in Section 6 of this offer to exchange, we reject all tendered options. To the extent that we accept the options that you tender, the option agreement evidencing such awards will be deemed null and void. Further, any side letters or other agreements relating to your eligible options will be deemed null and void if you elect to participate.

         NO PARTIAL TENDERS. You are not required to accept the offer. However, if you choose to tender your eligible options, you must tender all of them. If you attempt to tender one or more of your eligible options, but not all of them, you automatically will be deemed not to have tendered any of your options and your tender will be rejected, unless cured prior to the expiration date.

         If you wish to tender an eligible option, you may not tender anything less than that entire option to the extent outstanding. If you have exercised an eligible option in part, the option is outstanding only to the extent of its unexercised portion.

         ACCEPTANCE OF ELIGIBLE OPTIONS. For purposes of the offer, we will be deemed to have accepted validly tendered options if and when we provide notice of our acceptance of such awards following the expiration date. Promptly after the expiration date, and subject to the conditions set forth in Section 6, you will be notified in writing by electronic mail or other means that the offer has expired and your options were accepted. Our communication to you indicating our acceptance will form a binding agreement between you and us. In any case, our acceptance will be effective as of the expiration date.

6.       CONDITIONS TO THE OFFER

         Promptly following the expiration date (which will be July 25, 2003 at 12:00 Midnight, Atlanta, Georgia Time, unless we extend it), subject to the satisfaction of conditions set forth below, we will accept all eligible options that are properly tendered. We may postpone our acceptance of validly tendered options after the expiration date only in the event we have failed to receive any governmental approval necessary to consummate the offer. All conditions set forth below (other than the receipt of any governmental approval necessary to consummate the offer) must be satisfied or waived on or before the expiration of the offer. If the conditions set forth below are not satisfied, we may reject all (but not less than all) options that were properly tendered. If we reject all options that were tendered, we will communicate (most likely by issuing a press release) this rejection to you and, as a result, you will keep all of your current options and will not receive any shares of restricted stock.

         Notwithstanding any other provision of the offer, we will not be required to accept any eligible options tendered for exchange, and we may terminate or amend the offer, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if, at any time on or after the commencement of the offer and prior to the expiration date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case, the occurrence of such event or events makes it inadvisable for us to proceed with the offer:

         - there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (1) challenges the making of the offer, the acquisition of some or all of the eligible options, the issuance of restricted stock for such options, or otherwise relates in any manner to the offer; or that (2) in our reasonable judgment, could materially adversely affect the business, condition (financial or other), income, operations or prospects of ARRIS or any of its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries, or materially impair the benefits we expect to achieve as a result of the offer;

         - there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:
                  (1) make the acceptance for exchange of, or issuance of restricted stock for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer; (2) delay or restrict the ability of us, or render us unable, to accept for exchange, or issue restricted stock for some or all of the tendered options; (3) materially impair the benefits we expect to achieve as a result of the offer to us; or (4) materially and adversely affect the business, condition (financial or other), income, operations or prospects of ARRIS or any of its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business;

         - there shall have occurred: (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States; (4) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the United States; (5) any significant increase or decrease in the market price of the shares of our common stock, or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of ARRIS or any of its subsidiaries or on the trading in our common stock; (6) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that of any of our subsidiaries that, in our reasonable judgment, makes it inadvisable to proceed with the offer; (7) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or (8) any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured from the close of business on June 27, 2003;

         - a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that: (1) any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission (the "SEC") on or before June 27, 2003); (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before June 27, 2003, shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

         - any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of ARRIS or any if its subsidiaries that, in our reasonable judgment, is or may be material to us or any of our subsidiaries.

         The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 of this offer to exchange will be final and binding upon all persons.

7.       PRICE RANGE OF OUR COMMON STOCK

         The eligible options to be exchanged pursuant to the offer are not publicly traded. Since August 6, 2001, our common stock underlying the eligible options has traded on the Nasdaq National Market System under the symbol "ARRS." Prior to the reorganization of ARRIS on August 3, 2001, our common stock traded on the Nasdaq National Market System under the symbol "ANTC." The following table shows the high and low trading prices per share for our common stock as listed on the Nasdaq National Market System for the periods indicated.

                                                                                     High         Low
                                                                                     ----         ---
FISCAL YEAR ENDING DECEMBER 31, 2001:
First Quarter..................................................................     $14.38       $ 6.63
Second Quarter.................................................................      15.76         5.25
Third Quarter..................................................................      13.59         2.68
Fourth Quarter.................................................................      11.65         3.18

FISCAL YEAR ENDING DECEMBER 31, 2002:
First Quarter..................................................................     $10.70       $ 7.71
Second Quarter.................................................................       9.90         3.13
Third Quarter..................................................................       5.10         3.04
Fourth Quarter.................................................................       4.09         1.50

FISCAL YEAR ENDING DECEMBER 31, 2003:
First Quarter..................................................................     $ 5.73       $ 3.23
Second Quarter (through June 25, 2003).........................................       6.35         3.72

         As of June 25, 2003, the closing trading price of our common stock, as reported by the Nasdaq National Market System, was $5.25 per share. As of June 22, 2003, there were approximately 74,810,804 shares of our common stock outstanding.

         WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER.

8.       SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF THE RESTRICTED STOCK

CONSIDERATION

         We will issue shares of restricted stock in exchange for eligible options accepted by us pursuant to the offer, in accordance with the exchange ratios set forth in Section 1 of this offer to exchange. While eligible options were originally granted under a variety of our equity incentive plans, including the 2001 Stock Incentive Plan, the 2000 Incentive Plan, the Mid-Level Plan, the 1997 Incentive Plan, and the 1993 Incentive Plan, all of the shares of restricted stock will be issued under the 2002 Stock Incentive Plan and the 2001 Stock Incentive Plan.

         There are approximately 6,226,306 options eligible for exchange in the offer. Assuming we exchange restricted stock for all of these eligible options, the aggregate amount of restricted stock we will issue to option holders will be approximately 1,991,803 shares, which would represent 2.7% of the 74,810,804 total issued and outstanding shares of our common stock as of June 22, 2003.

         We will not issue any fractional shares of restricted stock. Instead, if the sum yields a fractional number of restricted shares, we will round up to the nearest whole number of restricted shares.

         The issuance of restricted stock through the offer will not create any contractual or other right of the recipients to receive future awards under our equity incentive plans, including the 2001 Stock Incentive Plan and the 2002 Stock Incentive Plan, or any right of continued employment.

DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN, THE 2002 STOCK INCENTIVE PLAN AND THE RESTRICTED STOCK

         The following summary concerning the 2001 Stock Incentive Plan, the 2002 Stock Incentive Plan and the restricted stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to the 2001 Stock Incentive Plan, the 2002 Stock Incentive Plan and the form of restricted share grant agreement to be entered into between you and us, each of which has been included as an exhibit to our tender offer statement on Schedule TO which has been filed with the SEC. A copy of a form of the restricted share grant agreement is attached hereto as Appendix B. Please contact Bob Halbert, VP Human Resources, at (678) 473-8332, to receive a copy of the 2002 Stock Incentive Plan, the 2001 Stock Incentive Plan or the prospectus for the 2002 Stock Incentive Plan or the 2001 Stock Incentive Plan. Copies will be provided promptly at our expense

         GENERAL. The purpose of the 2002 Stock Incentive Plan and the 2001 Stock Incentive Plan is to facilitate the hiring, retention and continued motivation of key employees, consultants and directors while aligning more closely the interests of these plan participants with our interests and the interests of our stockholders.

         The 2002 Stock Incentive Plan authorizes the granting of awards in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. There are currently 2,500,000 shares authorized for grant under the 2002 Stock Incentive Plan, of which 641,233 remained available for future grants as of June 25, 2003.

         The 2001 Stock Incentive Plan authorizes the granting of awards in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. There are currently 9,850,000 shares authorized for grant under the 2001 Stock Incentive Plan, of which 1,165,710 remained available for future grants as of June 25, 2003.

         The 2001 Stock Incentive Plan allows us to reissue shares with respect to options that have terminated or have been forfeited for any reason, and those forfeited or terminated shares will not be counted against the number of shares that may be issued under the 2001 Stock Incentive Plan. Consequently, shares with respect to options that were originally granted under the 2001 Stock Incentive Plan and that are exchanged in the Exchange Offer, may be reissued as shares of restricted stock.

         ADMINISTRATION. Each of the 2002 Stock Incentive Plan and the 2001 Stock Incentive Plan is administered by the Compensation Committee of our Board of Directors, such other committee as the Board may designate or the Board of Directors itself. The Compensation Committee of our Board of Directors has the sole authority to designate participants and determine the type, terms and conditions of awards to be granted.

         TERMINATION OR AMENDMENT. Our Board of Directors or Compensation Committee may, from time to time, suspend, terminate, revise or amend the 2002 Stock Incentive Plan or the 2001 Stock Incentive Plan or terms of any grant without stockholder approval. However, stockholder approval is required to the extent that such revision or amendment changes the number of shares covered by or specified in the plan, changes the restrictions described in "Limitation of Awards" below, or expands those eligible for grants under the plan.

         LIMITATIONS ON AWARDS. The exercise price of any option or stock appreciation right pursuant to either the 2002 Stock Incentive Plan or the 2001 Stock Incentive Plan cannot be less than the fair market value of the corresponding number of shares as of the date of grant, provided that up to 10% of the shares provided by such plan may be granted under options or stock appreciation rights that have exercise prices that are not less than 85% of the fair market value of the corresponding number of shares as of the date of grant, and provided further that options or stock appreciations rights replacing options or rights not granted by us may have exercise prices that, in the judgment of the Compensation Committee, result in options or rights comparable in value to those being replaced. No more than 25% of shares granted under either the 2002 Stock Incentive Plan or the 2001 Stock Incentive Plan may be awarded in a form other than options or stock appreciation rights. No person may be granted, in any period of two consecutive calendar years, awards under the 2002 Stock Incentive Plan covering more than 1,000,000 shares of our common stock, and awards under the 2001 Stock Incentive Plan covering more than 750,000 shares of our common stock.

         RESTRICTED STOCK VERSUS STOCK OPTIONS. Your stock options provide you the right to buy a share of our common stock at a fixed price, typically the fair market value on the date the option is granted. Outright ownership of the stock occurs only if you exercise the option by purchasing the stock at the fixed grant price. Accordingly, the value realized on exercise is the difference between the fixed grant price and the market price of the stock when the option is exercised.

         Restricted stock is stock that will be owned immediately, although it will be subject to forfeiture and other restrictions until the shares vest. These restrictions include prohibitions against sale, assignment, transfer, pledge, exchange, encumbrance or disposal of the restricted stock prior to vesting. Typically, vesting depends on continued employment for a specified time period. Unlike stock options, a holder does not pay a purchase price for restricted stock. Accordingly, the value is the fair market value of the restricted stock at the time it vests.

         VESTING OF THE RESTRICTED STOCK. Under the terms of the restricted share grant agreement between you and us, the form of which is attached hereto as Appendix B, the shares of restricted stock will vest twenty-five percent (25%) on each anniversary of the exchange date beginning on the first anniversary of the exchange date.

         Prior to vesting, your shares of restricted stock will be subject to forfeiture if you cease to be employed by us. However, you will be entitled to early vesting of all or a portion of your shares of restricted stock under the following circumstances:

         - Death. In the event your employment with ARRIS is terminated as a result of your death, all of your shares of restricted stock will vest.

         - Disability. In the event that your employment with ARRIS is terminated as a result of your "total disability," as defined under ARRIS' group disability plan, all of your shares of restricted stock will vest.

         - Termination Without Cause. In the event we terminate your employment with ARRIS without cause prior to the first vesting date, your shares of restricted stock will vest twenty-five percent (25%).

         STOCKHOLDER RIGHTS. You will be entitled to vote and receive dividends (if any) only with respect to your shares of restricted stock that have vested. You will not be entitled to vote or receive dividends with respect to any shares of restricted stock that have not vested. If we pay any dividends in the form of additional shares of our common stock, you will receive a stock dividend only with respect to your shares of restricted stock that have vested and will not have a right to receive a stock dividend with respect to your unvested shares of restricted stock. To the extent that any of your shares of restricted stock has vested, we will deliver to you, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed to our stockholders generally.

         STOCK CERTIFICATES. Your award of restricted stock will be evidenced by a restricted share grant agreement between you and us. Before the shares of restricted stock vest, they will be held in escrow with the Secretary of ARRIS Group, Inc. Upon vesting and your satisfaction of required FICA and Medicare withholding tax obligations, which will be deducted from your current payroll and recorded on our payroll system, your shares of restricted stock will be released from our custody. A stock certificate for your vested shares will be mailed to your address of record within five business days of the vesting date.

         TAX CONSEQUENCES. You should refer to Section 13 of this offer to exchange for a discussion of the material U.S. federal tax consequences of the acquisition and vesting of shares of restricted stock for U.S. citizens and residents. WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE OFFER.

         Also see Section 14 of this offer to exchange for a general discussion of certain tax consequences for employees who are not U.S. citizens or residents. These may differ from, and may be more adverse to you, than if you were a U.S. citizen or resident. WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL INSURANCE CONTRIBUTION CONSEQUENCES, IF ANY, OF PARTICIPATING IN THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND/OR WORK.

         REGISTRATION OF THE SHARES OF RESTRICTED STOCK. All shares of restricted stock issuable in connection with the offer have been registered under the Securities Act of 1933, as amended (the "Securities Act"), through a registration statement on Form S-8 filed with the SEC. Certain of our officers may be deemed to be affiliates under the Securities Act and, as such, are subject to restrictions on the resale of shares they acquire through the offer. Unless you are considered an affiliate of ARRIS, upon vesting you will be able to sell your shares of restricted stock free of any transfer restrictions under applicable securities laws. Generally, an affiliate of ARRIS is any person that directly or indirectly controls, is controlled by, or is under common control with ARRIS.

9.       INFORMATION ABOUT ARRIS GROUP, INC.

         We develop and supply equipment and technology for cable system operators and other broadband service providers which allow them to deliver a full range of integrated voice, video and data services to their subscribers. Further, we are a leading supplier of infrastructure products used by cable system operators in the build-out and maintenance of hybrid-fiber coaxial, or HFC, networks.

         We are the successor to ANTEC Corporation. In August 2001, Nortel Networks LLC and ANTEC combined their joint venture, Arris Interactive L.L.C. with ANTEC to create our current company, ARRIS Group, Inc.

         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 11450 Technology Circle, Duluth, Georgia 30097, and our telephone number is (678) 473-2000. We also have a worldwide website at http://www.arrisi.com.

         Additional information about ARRIS is available from the documents described in Section 17 of this offer to exchange.

         FINANCIAL INFORMATION. Before deciding to participate in the offer, we encourage you to review the financial information included on pages 48 through 83 of our annual report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 27, 2003, incorporated herein by reference.

         You should refer to Section 17, entitled "Additional Information," beginning on page 24, for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

         SUMMARY HISTORICAL FINANCIAL DATA. The following summary statement of income data and other financial data for each of the three fiscal years in the period ended December 31, 2002 and the summary balance sheet data as of December 31, 2001 and 2002 are derived from our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2002. The summary statement of income data and other financial data for the three months ended March 31, 2003 and March 31, 2002, and the summary balance sheet data as of March 31, 2003 are derived from our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003 and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for fair presentation of the data for those periods. Our financial data for the three months ended March 31, 2003 may not be indicative of results that may be expected for the full year.

         You should read the tables below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2002. You should refer to Section 17, entitled "Additional Information," beginning on page 24, for instructions on how you can obtain copies of our SEC filings.

                                                                                                           THREE MONTHS ENDED
                                                                          YEARS ENDED DECEMBER 31,               MARCH, 31,
                                                                  -----------------------------------    ----------------------
                                                                    2000          2001         2002         2002         2003
                                                                  ---------    ---------    ---------    ---------    ---------
                                                                                                              (UNAUDITED)
                                                                                (in thousands, except per share data)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
   Net sales                                                      $ 749,972    $ 628,323    $ 651,883    $ 172,397    $  91,343
   Cost of sales                                                    624,720      479,663      425,231      114,166       66,599
                                                                  -------------------------------------------------------------
     Gross profit                                                   125,252      148,660      226,652       58,231       24,744

   Operating expenses:
     Selling, general, administrative
       and development                                               86,721      129,743      200,574       47,183       37,240
     Restructuring and impairment charges                                 -       11,602        7,113            -          336
     Impairment of goodwill                                               -            -       70,209            -            -
     Amortization of goodwill                                         3,300        3,256            -            -            -
     Amortization of intangibles                                          -        7,012       34,494        8,370        8,708
     In-process R&D write-off                                             -       18,800            -            -            -
                                                                  -------------------------------------------------------------
                                                                     90,021      170,413      312,390       55,553       46,284
                                                                  -------------------------------------------------------------
   Operating income (loss)                                           35,231      (21,753)     (85,738)       2,678      (21,540)

   Interest expense                                                  12,184       11,068        8,383        2,298        1,664
   Membership interest                                                    -        4,110       10,409        2,500        2,418
   Loss (gain) on debt retirement                                         -        1,853        7,302            -      (28,506)
   Loss (gain) on investments                                           773          767       14,894          214          (23)
   Loss (gain) on foreign currency                                      125          (10)      (5,739)         826         (482)
   Other (income) expenses, net                                      (1,396)       8,130          226          197          (57)
                                                                  -------------------------------------------------------------
     Income (loss) from continuing operations before income
       taxes                                                         23,545      (47,671)    (121,213)      (3,357)       3,446
   Income tax expense (benefit)                                       9,622       35,588       (6,800)      (6,800)           -
                                                                  -------------------------------------------------------------
      Net income(loss) from continuing operations                    13,923      (83,259)    (114,413)       3,443        3,446

   Discontinued Operations:
     Income (loss) from discontinued operations                      11,409      (92,441)     (18,794)      (5,377)           -
     Income tax expense (benefit)                                     4,663       (7,969)           -            -            -
                                                                  -------------------------------------------------------------
        Gain (loss) from discontinued operations                      6,746      (84,472)     (18,794)      (5,377)           -
                                                                  -------------------------------------------------------------
            Net income (loss) before cumulative
              effect of an accounting change                         20,669     (167,731)    (133,207)      (1,934)       3,446
   Cumulative effect of an accounting change - goodwill                   -            -       57,960       57,960            -
                                                                  -------------------------------------------------------------
     Net income (loss)                                            $  20,669    $(167,731)   $(191,167)   $ (59,894)   $   3,446
                                                                  =============================================================

   NET INCOME (LOSS) PER COMMON SHARE:
     Basic: Income (loss) from continuing operations              $    0.37    $   (1.55)   $   (1.40)   $    0.04    $    0.04
            Income (loss) from discontinued operations                 0.18        (1.58)       (0.23)       (0.07)           -
            Cumulative effect of an accounting change                     -            -        (0.71)       (0.72)           -
                                                                  -------------------------------------------------------------
     Basic:  Net income (loss)                                    $    0.54    $   (3.13)   $   (2.33)   $   (0.75)   $    0.04
                                                                  =============================================================

     Diluted: Income (loss) from continuing operations            $    0.35    $   (1.55)   $   (1.40)   $    0.04    $    0.04
            Income (loss) from discontinued operations                 0.17        (1.58)       (0.23)       (0.07)           -
            Cumulative effect of an accounting change                     -            -        (0.71)       (0.72)           -
                                                                  -------------------------------------------------------------
     Diluted: Net income (loss)                                   $    0.52    $   (3.13)   $   (2.33)   $   (0.75)   $    0.04
                                                                  =============================================================

   Weighted average common shares
   Basic                                                             37,965       53,624       81,934       80,258       82,068
                                                                  =============================================================
   Diluted                                                           39,571       53,624       81,934       80,258       83,602
                                                                  =============================================================

     CONSOLIDATED CASH FLOW DATA:
        Cash flow from operating activities                       $   4,722    $ 111,493    $ 117,392    $  23,962    $ (11,980)
        Cash flow from investing activities                         (23,696)     (19,277)      51,153       (1,781)      (1,557)
        Cash flow from financing activities                          24,791      (95,667)     (75,473)        (161)      (8,329)

10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS ABOUT THE OPTIONS

         Information about the members of our Board of Directors and our executive officers is attached to this offer to exchange as Schedule I. For information with respect to the beneficial ownership by our directors and executive officers of our common stock, please refer to our Proxy Statement relating to our 2003 Annual Meeting of Stockholders, incorporated herein by reference.

         As of June 22, 2003, our executive officers and directors as a group beneficially held options outstanding under our equity incentive plans to purchase a total of 4,250,492 shares of our common stock. That number represented approximately 29.8% of the shares subject to all of our outstanding stock options under our equity incentive plans, as of June 22, 2003.

         Our directors and our eight most highly compensated executive officers during 2002 are not eligible to participate in the offer. Our other executive officers will participate in the offer under the same terms and conditions as our other eligible employees.

         Based upon our records and upon information provided to us by our directors, executive officers, associates and subsidiaries, neither we nor, to our knowledge, any of our directors or executive officers of any of our subsidiaries nor any associates or subsidiaries of any of the foregoing, has effected any transactions in our common stock or stock options during the 60 days prior to the date hereof, other than routine acquisitions by our executive officers who participate in the ARRIS Group Employee Savings Plan.

         Except for outstanding options to purchase common stock granted from time to time to certain of our employees (including executive officers) and non-employee directors pursuant to equity compensation plans, and except as set forth in this offer to exchange, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

11. STATUS OF OPTIONS ACCEPTED FOR CANCELLATION BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER

         Under current APB 25 accounting rules, we will be required to record a fixed compensation expense on our income statement equal to the fair market value of the shares of restricted stock granted through the offer. This cost will generally be amortized over the four-year vesting period for these shares. Any eligible options that are not surrendered for exchange will, as of the end of the offering period, become subject to variable accounting (i.e., the accounting charge will vary in accordance with the market price of our common stock) until such options are exercised, forfeited or expire unexercised.

         Eligible options that we accept for tender in connection with the offer will be cancelled and restricted stock will be issued in exchange. Except in the case of eligible options that were originally granted under the 2001 Stock Incentive Plan, shares underlying eligible options surrendered for exchange will not again be available for future grants under the plan from which they came.

12.      LEGAL MATTERS; REGULATORY APPROVALS

         We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible options for shares of restricted stock, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the options as contemplated in the offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in adverse consequences to our business. Our obligation under the offer to accept the eligible options and to issue shares of restricted stock is subject to the conditions described in Section 6 of this offer to exchange. We are not aware of any legal proceedings threatened or pending relating to the offer.

13.      MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material United States federal income tax consequences of the exchange of eligible options pursuant to the offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax consequences that may be relevant to you in light of your particular circumstances, and it is not intended to be applicable in all respects to all categories of stockholders.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

         There are no immediate tax consequences of receiving restricted stock in exchange for your eligible options, unless you make an election under Section 83(b) of the Code. Upon vesting in the restricted stock, you will be required to recognize ordinary income in an amount equal to the fair market value of such restricted stock, based on the closing price of our common stock on the vesting date. This means that ordinary income will be reflected on your year-end Form W-2. Consequently, we have an obligation to withhold required FICA and Medicare taxes, much like the obligation that arises when you exercise a non-qualified stock option or when we pay to you your salary or a bonus. We will calculate the applicable withholding using the withholding rates in effect on the date of vesting. Before your vested shares are released from our custody, you will have to satisfy required FICA and Medicare withholding obligations relating to vesting. Required FICA and Medicare withholding tax obligations will be deducted from your current payroll and recorded on our payroll system. We will not, however, withhold applicable federal and state income taxes when your shares of restricted stock vest. As a result, you will be required to pay the full amount of your ordinary income tax obligation with respect to the restricted stock for the tax year in which such stock vests.

         If you make a Section 83(b) election, it must be made and filed with the Internal Revenue Service within 30 days of the exchange date. If you make a
Section 83(b) election with respect to all of part of your restricted stock, you will be required to recognize taxable income at the time of the exchange date in an amount equal to the fair market value of such restricted stock on such date, and you will be required to make arrangements with us to satisfy the tax withholding obligation with respect to the Section 83(b) election. If the restricted shares are subsequently forfeited, you are not entitled to a deduction for the loss. However, having made the election, if you hold the restricted shares until they vest and subsequently sell the vested shares, the gain or loss will be taxed as capital gain or capital loss as opposed to ordinary income or loss.

         We will generally be allowed a business expense deduction for the amount of any taxable income that is recognized by you at the time such income is recognized. Section 162(m) of the Code, however, may limit the deduction that can be claimed by us in certain circumstances.

14.      NON-U.S. TAX CONSEQUENCES

         If you are not a resident or citizen of the U.S., the tax consequences of participating in the offer may differ from and be more adverse than the tax consequences to a U.S. citizen or resident. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult with your tax or financial advisor to determine which tax laws apply to you. We recommend that you consult your own tax or financial advisor BEFORE deciding to participate in the offer.

15.      EXTENSION OF THE OFFER; TERMINATION; AMENDMENT

         We expressly reserve the right, in our sole discretion and subject to applicable law, at any time and from time to time, and for any reason, regardless of whether or not any event set forth in Section 6 has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay accepting any eligible options tendered for exchange by giving oral or written notice of the extension by making a public announcement thereof.

         We also expressly reserve the right, in our judgment and subject to applicable law, prior to the expiration date, to terminate or amend the offer and to postpone our acceptance and cancellation of any eligible options tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by giving notice thereof by making a public announcement thereof. Our reservation of the right to delay accepting and canceling eligible options is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return any options tendered promptly after we terminate or withdraw the offer.

         Subject to compliance with any applicable laws, we further reserve the right, in our sole discretion, and regardless of whether any event set forth in
Section 6 has occurred or is deemed by us to have occurred, to amend the offer in any way, including decreasing or increasing the per share exchange value for any class of eligible options (i.e., the consideration offered to you through the offer) or by increasing or decreasing the number of options eligible to be exchanged through the offer.

         Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Atlanta, Georgia Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the offer will be disseminated promptly in a manner reasonably designated to inform you of such amendment. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

         If we materially change the terms of the offer or the information about the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act and will promptly notify you of such change. Under these rules, the minimum period an offer must remain open following material changes in the terms of the offer or information about the offer, other than a change in the consideration offered or in the number of securities sought through the offer, will depend on the facts and circumstances.

         The offer will be extended until the expiration of at least 10 business days from the date of publication of notice if:

         - we increase or decrease the amount of consideration to be paid for the eligible options;

         - we decrease the number of options available for exchange through the offer; or

         - we increase the number of options available for exchange, and such increase exceeds 2% of the outstanding eligible options.

16.      FEES AND EXPENSES

         We will not pay any fees or commission to any broker, dealer or other person for soliciting tenders of eligible options pursuant to the offer.

         We are not paying a fee to The Cafaro Group for assisting you in your decision to participate in the offer, however, we pay fees to The Cafaro Group for providing regular advice to us in connection with our pension benefit plans.

17.      ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's Web Site at http://www.sec.gov. Please note that the SEC's Web Site is included in the offer to exchange as an inactive textual reference only. The information contained on the SEC's Web Site is not incorporated by reference into this offer to exchange and should not be considered to be part of this offer to exchange. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

         We incorporate by reference into this offer to exchange certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this offer to exchange and information that we subsequently file with the SEC will automatically update and supersede information in this offer to exchange and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offer to exchange has been completed:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         - Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

         - Our Current Reports on Form 8-K filed with the SEC on February 12, 2003, March 11, 2003 and June 13, 2003;

         - Our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on May 22, 2003 (other than the material contained under the captions "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee," "Performance Graph" and "Independent Auditors and Their Fees");

         - The description of our common stock contained in our Registration Statement on Form 8-A, as filed on August 3, 2001, as amended by our Registration Statement on Form 8-A/A as filed on August 7, 2001, including any amendments or reports filed for the purpose of updating such descriptions; and

         - The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A, as filed on October 3, 2002, including any amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: ARRIS Group, Inc., 11450 Technology Circle, Duluth, Georgia 30097, (678) 473-2000,
Attention: Corporate Secretary.

         To obtain timely delivery of this information, you must request it no later than five (5) business days before July 25, 2003, the expiration date of the offer.

         This offer to exchange is a part of a tender offer statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision on whether to exchange your options.

         The information contained in this offer to exchange about ARRIS should be read together with the information contained in the documents to which we have referred you.

18.      FORWARD-LOOKING STATEMENTS

         This offer to exchange contains forward-looking statements within the meaning of the federal securities laws. We have also made forward-looking statements in reports filed with the SEC that are incorporated by reference into this offer to exchange. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, or followed by or that include the words "believe," "expect," "anticipate," "plan," "estimate," or similar expressions. These statements include, among others, statements regarding our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock or ownership interests and other matters.

         Forward-looking statements, wherever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, factors discussed under the heading "Certain Risks of Participating in the Offer" and elsewhere in this document. In addition to the foregoing, (i) all of the factors affecting our business may not have been correctly identified and assessed; (ii) the publicly available and other information, upon which the analysis contained in this document is based, may not be complete or correct; (iii) the analysis may not be correct; or (iv) the strategies, which are based in part on this analysis, may not be successful.

         You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update publicly any of them to reflect events or circumstances after the date of this document.

19.      MISCELLANEOUS

         We are not aware of any jurisdiction where the making of the offer violates applicable law. If we become aware of any jurisdiction where the making of the offer violates any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or further efforts to comply are not advisable, the offer will not be made to, nor will tenders of eligible options be accepted from or on behalf of, the option holders residing in such jurisdiction.

         We have not authorized any person, including The Cafaro Group, to make any recommendation on your behalf as to whether you should elect to exchange or refrain from exchanging your options pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone, including The Cafaro Group, to make any representations in connection with the offer other than the information and representations contained in this document or the accompanying Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                ARRIS GROUP, INC.

June 27, 2003

                                   SCHEDULE I

                       INFORMATION ABOUT THE DIRECTORS AND
                     EXECUTIVE OFFICERS OF ARRIS GROUP, INC.

         The directors and executive officers of ARRIS Group, Inc. and their positions and offices as of June 27, 2003, are set forth in the following table:

  NAME                                                           POSITION
  ----                                                           --------
Robert J. Stanzione                  Director, Chairman,  Chief Executive Officer and President
Alex B. Best                         Director
Harry L. Bosco                       Director
John (Ian) Anderson Craig            Director
Randy K. Dodd                        Director
Matthew B. Kearney                   Director
William H. Lambert                   Director
John R. Petty                        Director
Larry Romrell                        Director
Lawrence A. Margolis                 Executive Vice President and Chief Financial Officer
James D. Lakin                       President, Broadband
David B. Potts                       Senior Vice President of Finance, Chief Information Officer
Gordon E. Halverson                  Executive Vice President, Sales
Ronald M. Coppock                    President, International
Bryant K. Isaacs                     President, New Business Ventures
Robert Puccini                       President, TeleWire Supply
Leonard E. Travis                    Vice President and Controller
Marc Geraci                          Treasurer

         The address of each director and executive officer is: c/o ARRIS Group, Inc., 11450 Technology Circle, Duluth, Georgia 30097.

                                   APPENDIX A

                      DETAILED SCHEDULE OF ELIGIBLE OPTIONS
                               AND EXCHANGE RATIOS

--------------------------------------------------------------------------------------------------------------------
         PLAN NAME                                  GRANT DATE              EXPIRATION DATE           EXERCISE PRICE
--------------------------------------------------------------------------------------------------------------------
1993 Emp. Stock Incentive Plan                   February 7, 1997           February 7, 2004              $10.88
1993 Emp. Stock Incentive Plan                   January 31, 2000           January 31, 2007              $38.94
1997 Stock Incentive Plan                             May 7, 1997                May 7, 2004               $8.88
1997 Stock Incentive Plan                        October 30, 1997           October 30, 2004              $15.56
1997 Stock Incentive Plan                          April 14, 1998             April 14, 2005              $15.88
1997 Stock Incentive Plan                        December 16 1998           December 6, 2005              $16.88
1997 Stock Incentive Plan                            May 29, 1999             April 29, 2006              $22.88
1997 Stock Incentive Plan                         October 1, 1999            October 1, 2006              $53.13
1997 Stock Incentive Plan                        November 1, 1999           November 1, 2006              $48.50
1997 Stock Incentive Plan                        December 9, 1999           December 6, 2006              $42.00
1997 Stock Incentive Plan                        January 31, 2000           January 31, 2007              $38.94
1997 Stock Incentive Plan                           April 5, 2000              April 5, 2007              $39.00
1997 Stock Incentive Plan                          April 17, 2000             April 17, 2007              $39.06
1997 Stock Incentive Plan                           July 27, 2000              July 27, 2007              $36.83
1997 Stock Incentive Plan                      September 18, 2000         September 18, 2007              $26.06
2000 Mid-Level Stock Plan                        January 31, 2000           January 31, 2010              $38.94
2000 Stock Incentive Plan                       December 19, 2000          December 19, 2010              $ 8.00
2000 Stock Incentive Plan                       February 21, 2001          February 21, 2011              $ 9.84
2000 Stock Incentive Plan                           June 11, 2001              June 11, 2011              $15.22
2000 Stock Incentive Plan                           June 25, 2001              June 25, 2011              $11.50
2000 Stock Incentive Plan                           July 10, 2001              July 10, 2011              $10.70
2000 Stock Incentive Plan                          August 5, 2001             August 5, 2011              $10.20
2001 Stock Incentive Plan                          August 6, 2001               June 6, 2011              $10.20
2001 Stock Incentive Plan                       September 1, 2001          September 1, 2011              $10.20
2001 Stock Incentive Plan                         January 7, 2002            January 7, 2012              $ 9.99
2001 Stock Incentive Plan                         January 8, 2002            January 8, 2012              $10.32
2001 Stock Incentive Plan                        January 16, 2002           January 16, 2012              $ 9.14
2001 Stock Incentive Plan                        January 22, 2002           January 22, 2012              $ 8.12
2001 Stock Incentive Plan                       February 14, 2002          February 14, 2012              $10.15
2001 Stock Incentive Plan                       February 18, 2002          February 18, 2012              $ 9.36
2001 Stock Incentive Plan                           April 1, 2002              April 1, 2012              $ 9.30
2001 Stock Incentive Plan                          April 30, 2002             April 30, 2012              $ 8.51
2001 Stock Incentive Plan                             May 1, 2002                May 1, 2012              $ 8.68
--------------------------------------------------------------------------------------------------------------------

                                   APPENDIX B

                    FORM OF RESTRICTED SHARE GRANT AGREEMENT

                                ARRIS GROUP, INC.

                       [2001 OR 2002] STOCK INCENTIVE PLAN

                        RESTRICTED SHARE GRANT AGREEMENT

         ARRIS Group, Inc., a corporation organized and existing under the laws of the State of Delaware (or any successor corporation) (the "Company"), does hereby grant and give unto [NAME] (the "Participant"), an award (the "Award") of shares of restricted Common Stock (the "Restricted Stock") upon the terms and conditions set forth in this Restricted Share Grant Agreement (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Company previously granted stock options to purchase shares of Common Stock to the Participant;

         WHEREAS, the Company offered eligible employees the right to exchange outstanding stock options for a lesser number of shares of Restricted Stock (the "Option Exchange");

         WHEREAS, the Participant elected to participate in the Option Exchange and has exchanged all eligible stock options previously granted to the Participant for shares of Restricted Stock as described in this Agreement;

         WHEREAS, the shares of Restricted Stock described in this Agreement have been granted pursuant to, and are governed by, the Plan (as defined herein);

NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1. DEFINITIONS. All the definitions set forth in the Plan are hereby incorporated in this Agreement. For purposes of this Agreement, the following additional terms shall be defined as follows:

         (a) CAUSE means any of the following: (i) the failure of a Participant to perform satisfactorily the duties consistent with his/her title and position or reasonably required of him/her by the Board of Directors or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the conviction by Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of an act constituting fraud, deceit or misrepresentation with respect to the Company or any of its subsidiaries; or (iv) any other act or omission (including without limitation the violation of any corporate policy or regulation) which, in the Company's reasonable judgement, could be expected to expose the Company to civil liability under the laws of the applicable jurisdiction or causes or may reasonably be expected to cause injury to the financial condition or business reputation of the Company or any of its subsidiaries.

         (b) DISABILITY means "total disability" as defined under the Company's group disability plan then in effect (whether or not the Participant is covered under or eligible to participate in such plan).

         (c) PLAN means the ARRIS Group, Inc. [2001 or 2002] Stock Incentive Plan, as amended from time to time.

         (d) SHARES shall have the meaning given such term in Section 2 of this Agreement.

         (e) TAX-RELATED ITEMS means all tax, social insurance and payroll tax that may arise and fall due in relation to the grant, vesting or sale of the Shares granted under this Agreement.

         (f) VESTING DATE means a date upon which the restrictions contained in Section 3 of this Agreement lapse with respect to any portion of the Shares (but only with respect to the Shares vested at such Vesting Date), which date shall be determined in accordance with Section 4 of this Agreement.

2. GRANT OF RESTRICTED STOCK. In consideration of exchanging options for this Award pursuant to the Company's Option Exchange, the Participant is hereby granted [INSERT NUMBER OF SHARES] shares of Restricted Stock (the "Shares") of the Company's Common Stock, par value $0.01, on July ___, 2003 (the "Grant Date"). The Shares are being granted under the Plan and are subject to the terms and conditions set forth in this Agreement.

3. RESTRICTIONS/FORFEITURE. The Shares will be subject to the following restrictions until their respective Vesting Dates:

         (a) Forfeiture on Termination. Subject to Section 4 of this Agreement, if the Participant's employment with the Company terminates for any reason prior to the Vesting Date for a given portion of the Shares, the Participant shall forfeit all rights with respect to such unvested Shares, as of the date the Participant's employment terminates.

         (b) Nontransferability. Prior to the Vesting Date with respect to a given portion of the Shares, such unvested Shares shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party, except as otherwise provided in Section 9(d) in this Agreement.

         (c) Additional Shares. Any shares of Common Stock accruing to Shares as a result of any adjustment under Section 9(h) of this Agreement will be subject to the same restrictions (and have the same Vesting Dates) as the Shares to which they accrue.

4.       VESTING.

         (a) Regular Vesting. Except as set forth in Sections 4(b), 4(c) and 4(d) of this Agreement, the restrictions on the Shares will expire with respect to a percentage of the Shares granted as of the Vesting Dates set forth below:

 PERCENTAGE OF SHARES ON
WHICH RESTRICTIONS EXPIRE                   VESTING DATE
-------------------------                   ------------
       First 25%                 First Anniversary of Grant Date
      Second 25%                 Second Anniversary of Grant Date
       Third 25%                 Third Anniversary of Grant Date
      Fourth 25%                 Fourth Anniversary of Grant Date

         (b) Accelerated Vesting Upon Certain Events. Notwithstanding the regular vesting rule specified in Section 4(a) of this Agreement, the restrictions on the Shares will expire with respect to 100% of the Shares upon the earliest to occur of the following Vesting Dates:

                  i. on the date that the Participant is deemed to have a Disability; or

                  ii. on the date of the Participant's death prior to his/her termination of employment with the Company.

         (c) Termination for Cause. Notwithstanding anything in this Agreement to the contrary, if the Company terminates the Participant's employment for Cause, this Agreement shall be terminated and all Shares on which the restrictions have not expired shall be forfeited, unless and to the extent that the Committee determines that such forfeiture would violate applicable law.

         (d) Termination without Cause. Notwithstanding anything in this Agreement to the contrary, if the Participant's employment is terminated without Cause at any time prior to the first anniversary of the Grant Date, the restrictions on the first twenty-five percent (25%) of the Shares shall expire and the Participant shall forfeit all rights with respect to all remaining Shares. If the Participant's employment is terminated without Cause at any time after the first anniversary of the Grant Date, this Agreement shall be terminated and all Shares on which the restrictions have not expired shall be forfeited.

5.       DELIVERY OF SHARES.

         (a) Granted Shares. The Shares awarded under this Plan shall be held in escrow with the Secretary of ARRIS Group, Inc. Such Shares shall be subject to the restrictions described in
                  Section 3 of this Agreement until the Vesting Date for such Shares. Such Shares, when issued in accordance with this Agreement, shall be deemed to be fully paid and nonassessable.

         (b) Vested Shares. Within ten (10) business days after a Vesting Date, the Shares vesting on such Vesting Date will be released from our custody and delivered to the Participant's address of record. Thereafter, the Participant shall enjoy full shareholder and ownership rights with respect to such Shares, subject to applicable securities laws.

6. OWNERSHIP RIGHTS. Until Shares have vested in accordance with Section 4 of this Agreement, the Participant shall not have the right to vote or the right to receive any dividends with respect to such unvested Shares. Participant hereby waives any and all rights to vote or to receive dividends with respect to any unvested Shares. Upon the vesting of the Shares under this Agreement, the Participant shall exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such vested Shares, provided that voting and dividend rights with respect to the Shares will be exercisable only if the record date for determining shareholders entitled to vote, or to receive dividends, falls on or after the Vesting Date and before the effective date of a forfeiture of the Shares under Section 3 or Section 4 of this Agreement.

7. DEFERRAL OF EXERCISE OR DELIVERY OF SHARES. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Committee or the Participant to take any action or refrain from action in connection with the delivery of Shares under this Agreement, or to delay such delivery, then the delivery of such Shares shall be deferred until such action has been taken or such restriction on action has been removed.

8. TERMINATION DATE. The Participant's date of termination of employment from the Company shall be deemed for purposes of this Agreement to be his/her last day of active work for the Company; provided, however, that for all purposes of this Agreement, the Participant shall be deemed actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period applicable to any Participant on military leave.

9. GENERAL PROVISIONS. By executing this Agreement, the Participant acknowledges that he/she has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

         (a) Authority of the Committee. In accordance with Section 2 of the Plan, the Committee shall have the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of this Agreement, the Plan, and the resolutions of the Board of Directors establishing the Plan; to adopt and revise rules relating to this Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under this Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of this Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Committee in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Committee shall be final, binding and conclusive with respect to the Participant and all other persons affected thereby.

         (b) Notices. Any notice which is required or permitted under this Agreement shall be in writing, and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at 11450 Technology Circle, Duluth, GA 30097,
                  Attention: Bob Halbert, VP - Human Resources, or at such other address as the Company by notice to the Participant may have designated from time to time; (ii) if to the Participant, at the address indicated in the Participant's then-current personnel records, or at such other address as the Participant by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

         (c) Responsibility for Taxes. The ultimate liability for any and all Tax-Related Items is and remains the Participant's responsibility and liability, and the Company and/or the Participant's employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant under this Agreement, including the grant, vesting and the subsequent sale of Shares acquired under the Plan; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Share grant to reduce or eliminate the Participant's liability for Tax-Related Items.

                  Prior to the applicable Vesting Date, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. The Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant's salary or other cash compensation paid to the Participant by the Company. Alternatively, or in addition, the Committee or its delegate, in its sole discretion and pursuant to such procedures as it may specify from time to time, and if permitted by local law, may permit the Participant to satisfy such tax withholding obligation, in whole or in part, by such other methods as the Committee may deem appropriate.

         (d) Nontransferability. This Agreement and the Shares granted to the Participant shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Participant to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer this Agreement or any of the Shares granted under this Agreement.

         (e)      Designation of Beneficiary. Notwithstanding anything in
                  Section 9(d) of this Agreement to the contrary, the Participant may designate a person or persons to receive, in the event of his/her death, any rights to which he/she would be entitled under this Agreement. Such a designation shall be filed with the Company in accordance with uniform procedures specified by the Committee. The Participant may change or revoke a beneficiary designation at any time by filing a written statement of such change or revocation with the Company in accordance with uniform procedures specified by the Committee. No beneficiary designation or change of beneficiary designation will be effective until notice thereof is received. If a Participant fails to designate a beneficiary or if the beneficiary predeceases the Participant, the Participant's estate shall be deemed to be his/her beneficiary for purposes of this Agreement.

         (f) No Shareholder Rights. Until Shares have vested in accordance with the provisions of Section 4 of this Agreement, the Participant shall have no rights as a shareholder of the Company (including, without limitation, the right to vote or the right to receive dividends with respect to such Shares), and shall not be deemed to be a shareholder of the Company for any purpose as a result of any grant of Shares to the Participant.

         (g) Nature of Grant. (i) the Plan is discretionary in nature; (ii) the grant of the Shares under this Agreement is voluntary and does not create any contractual or other right to receive future grants under the Plan, or benefits in lieu of grants even if such grants have been granted repeatedly in the past;
                  (iii) all decisions with respect to any such future grants will be at the sole discretion of the Company; (iv) the Participant's participation in the Plan shall not create a right to further employment with the Participant's employer and shall not interfere with the ability of the Participant's employer to terminate the Participant's employment relationship at any time with or without Cause; (v) the Participant's participation in the Plan is voluntary; (vi) the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; (vii) the Shares are not part of the Participant's normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the future value of the Shares is unknown and cannot be predicted with certainty; and (ix) no claim or entitlement to compensation or damages arises from termination of the Shares or diminution in value of the Common Stock and the Participant irrevocably releases the Company from any such claim that may arise.

         (h) Corporate Restructuring/Capital Readjustments. Nothing in this Agreement shall abridge the rights or powers of the Company or its stockholders from taking any action affecting the Common Stock, and appropriate adjustments to the number of Shares granted in this Agreement shall be made to account for any such actions as deemed appropriate by the Committee.

         (i) Fractional Shares. Notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the number of Shares or any vesting calculation pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected number or vested portion shall be rounded up to the nearest whole share.

         (j) Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Participant and the Company, but only to the extent permitted under the Plan.

         (k) Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes and specific language of the Plan.

         (l) Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Company or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

         (m) Headings. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement.

         (n) Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Participant has executed this Agreement, as of the day and year first above written.

                                       ARRIS GROUP, INC.

                                       By: _____________________________________

                                       Its: ____________________________________

"Participant"

____________________________________
Signature

____________________________________
Name

____________________________________
Date